    As filed with the Securities and Exchange Commission on February 1, 2002

                                           Registration Statement No. 333-64532

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                     -------

                               AMENDMENT NO. 5 TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                     -------

                               CELLCOM TECH, INC.
                 (Name of Small Business Issuer in its charter)

          New York                      4812                  11-3594344
          --------                      ----                  ----------
   (State or jurisdiction        (Primary Standard         (I.R.S. Employer
      of incorporation       Industrial Classification      Identification
      or organization)              Code Number)                Number)

                               Cellcom Tech, Inc.
                 478 Coney Island Ave, Brooklyn, New York 11218
                                 (718) 853-4998
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Hay Abeckaser
                                    President
                               Cellcom Tech, Inc.
                 478 Coney Island Ave, Brooklyn, New York 11218
                                 (718) 853-4998
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:

                                Dan Brecher, Esq.
                           Law Offices of Dan Brecher
                           99 Park Avenue, 16th Floor
                             New York New York 10016
                                 (212) 286-0747

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
-----------------------------------------  -------------------  --------------  -----------------  -------------
                                                                   Proposed          Proposed
            Title of each class                                     Maximum          Maximum         Amount of
               of securities                  Amount to be      Offering Price      Aggregate       Registration
              to Be Registered                 Registered         Per Unit(1)   Offering Price(1)       Fee
-----------------------------------------  -------------------  --------------  -----------------  -------------
-----------------------------------------  -------------------  --------------  -----------------  -------------

Units, consisting of five shares of        400,000 units             $5.00          $2,000,000       $500.00 (2)
   common stock, three class A warrants,
   and two class B warrants

Common stock                               2,000,000 shares           --                --               --

Class A warrants, each to purchase one     1,200,000 warrants         --                --               --
   share of common stock

Class B warrants, each to purchase one     800,000 warrants           --                --               --
   share of common stock

Common stock, issuable upon exercise of    1,200,000 shares          $1.00          $1,200,000       $169.20 (3)
   class A warrant

Common stock, issuable upon exercise of    800,000 shares            $3.50          $2,800,000       $478.80 (4)
   class B warrant

Total                                                                                              $1,148.00 (5)

-----------------------------------------  -------------------  --------------  -----------------  -------------

(1)  This calculation is made solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2)  Previously paid.
(3)  Refers to $95.60 that was previously paid in connection with the registration fee for 400,000 shares of common stock underlying class A warrants, and includes an additional $73.60 in registration fees for the registration of an additional 800,000 shares underlying class A warrants.
(4)  Refers to $350.00 that was previously paid in connection with the registration fee for 400,000 shares of common stock underlying class B warrants, and includes an additional $128.80 in registration fees for the registration of an additional 400,000 shares underlying class B warrants.
(5)  $945.60 previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL THESE SECURITIES UNTIL THE
REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS
EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS
NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR
SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2002

PRELIMINARY PROSPECTUS

                               CELLCOM TECH, INC.

                                  400,000 UNITS

This is an initial public offering of up to 400,000 units of our securities at a price of $5.00 per unit. The units will be sold on a 160,000 unit minimum,
400,000 unit maximum on a best efforts basis.

Each unit consists of five shares of common stock, three class A warrants, and two class B warrants. Each class A warrant entitles the holder to purchase one share of our common stock, which underlying share will be restricted from transfer for one year from the date of this prospectus, at a price of $1.00.
Each class B warrant entitles the holder to purchase one share of our common stock at $3.50. Each of the class A warrants and class B warrants will become exercisable on the date of this prospectus. The class A warrants expire one year from the date of this prospectus, or upon earlier redemption. The class B warrants expire two years from the date of this prospectus, or upon earlier redemption.

There is currently no public market for our common stock or for our warrants.

We will sell units only to persons agreeing to purchase 1,000 units or more.
Investors must purchase units in increments of 1,000 units. Funds received from prospective purchasers will be placed in an interest bearing escrow account with
Continental Stock Transfer & Trust Company, until we receive subscriptions for
160,000 units. If we do not sell 160,000 units on or before the termination of this offering, the escrow agent will promptly return all of the funds held in the escrow with interest and without deduction for expenses.

We plan to offer and sell the units ourselves. Our officers who will offer and sell units on behalf of Cellcom Tech are: Albert Ash and Hay Abeckaser. We have not retained any underwriters, brokers or placement agents to do this for us.

INVESTING IN THE UNITS INVOLVE RISK. SEE"RISK FACTORS" COMMENCING ON
PAGE 5.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       Number of       Price to                                                      Proceeds to
                         Units          Public         Commissions (1)        Expenses (2)         Cellcom Tech(1)
-------------------- --------------- -------------- ---------------------- -------------------- ----------------------
-------------------- --------------- -------------- ---------------------- -------------------- ----------------------
Minimum                 160,000          $5.00               $0                 $125,000              $675,000
Maximum                 400,000          $5.00               $0                 $125,000             $1,875,000

(1) Assumes that no commissions will be paid. The offering will be conducted by our officers and directors who will not receive commissions. However, we reserve the right to use brokers or placement agents and could pay commissions equal to as much as 10% of the gross proceeds from the sales of any such units made by such broker-dealer or agent, and up to a 3% non-accountable expense allowance payable to defray expenses in connection with the sale of the units, and warrants, exercisable for five years at 110% of the offering price, to purchase up to 10% of the number of units sold by such broker-dealer or agent.
(2) Does not include the payment of commissions if brokers or placement agents participate in the offering.

                       Prospectus dated ____________, 2002

                           STATE BLUE SKY INFORMATION

We will only offer and sell the units in New York. Additionally, we believe that the units, upon completion of this offering, and the common stock, the class A warrants, and the class B warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in that state. Purchasers of such securities either in this offering or in any subsequent trading market which may develop must be residents of such state. We will amend this prospectus for the purpose of disclosing additional states, if any, in which our securities will be eligible for resale in the secondary trading market.
                             ----------------------

                                Table of Contents

Prospectus summary                                                         3
Risk factors                                                               5
Forward looking statements                                                 11
Use of proceeds                                                            12
Capitalization                                                             14
Dilution                                                                   15
Management's plan of operation                                             17
Our proposed business                                                      19

Our management                                                             27
Ownership of our securities                                                30
Certain relationships and related transaction                              31
Plan of distribution                                                       32
Description of our securities                                              34
Shares eligible for future sale                                            38
Legal matters                                                              39
Experts                                                                    39
Where you can find more information                                        39
Index to Financial Statements                                              40

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully before making a decision to invest in our securities.

THE COMPANY

Cellcom Tech, Inc.  intends to provide prepaid cellular phone services to retail consumers. We will also distribute the prepaid cellular services of Prepaid Plus
LLC.

Cellcom Tech maintains its executive offices at 478 Coney Island Ave, Brooklyn,
New York 11218. Its telephone number is: (718) 853-4998.

THE OFFERING

Securities offered:                     Minimum:  160,000 units
                                        Maximum:  400,000 units

                                        Each unit consists of:
                                        o        five shares of common stock,
                                        o        three class A warrants, and
                                        o        two class B warrants.

                                        The units, the common stock, the
                                        class A warrants and the class B
                                        warrants may commence trading on
                                        the date of this prospectus.

Price per unit:                         $5.00

Minimum number of units
that can be purchased:                  1,000

Shares of common stock
outstanding after offering:             Minimum:  6,040,500
                                        Maximum:  7,240,500

                                        Without including shares issuable
                                        upon the exercise of warrants
                                        included in the units.

Class A warrants:

   Number to be outstanding
   after this offering                  Minimum:  480,000
                                        Maximum:  1,200,000

   Securities underlying
   class A warrants                     Each class A warrant is exercisable
                                        into one share of common stock, which
                                        will be restricted in transferability
                                        for a one year period, measured from
                                        the date of this prospectus.

   Exercise price                       $1.00

   Exercise period                      Each class A warrant will become
                                        exercisable on the date of this
                                        prospectus and will expire one year from
                                        the date of this prospectus, or upon
                                        earlier redemption.

   Redemption                           We may redeem the outstanding
                                        class A warrants:

                                        o       in whole and not in part;
                                        o       at a price of $0.10 per class
                                                A warrant at any time after
                                                such warrants become exercisable;
                                                and

                                        o       upon a minimum of 30 days'
                                                prior written notice.

                                        However, we will be unable to redeem
                                        the class A warrants unless the
                                        reported last sale price of our common
                                        stock equals or exceeds $2.50
                                        per share for the 20 consecutive
                                        trading days ending on the third
                                        business day prior to the notice of
                                        redemption.

Class B warrants:

   Number to be outstanding
   after this offering                  Minimum:  320,000
                                        Maximum:  800,000

   Securities underlying
   class B warrants                     Each class B warrant is exercisable
                                        into one share of common stock

   Exercise price                       $3.50

   Exercise period                      Each class B warrant will become
                                        exercisable on the date of this
                                        prospectus and will expire two years
                                        from the date of this prospectus, or
                                        upon earlier redemption.

   Redemption                           We may redeem the outstanding class
                                        B warrants:

                                        o       in whole and not in part;
                                        o       at a price of $0.10 per class
                                                B warrant at any time after
                                                such warrants become
                                                exercisable; and
                                        o       upon a minimum of 30 days'
                                                prior written notice.

                                        However, we will be unable to redeem
                                        the class B warrants unless the
                                        reported last sale price of our common
                                        stock equals or exceeds $5.00
                                        per share for the 20 consecutive
                                        trading days ending on the third
                                        business day prior to the notice of
                                        redemption.

Use of proceeds                         Payments for telecommunications
                                        transmission services, purchase or
                                        lease of equipment and phone lines,
                                        payment of security deposits, repayment
                                        of loan, working capital and general
                                        corporate purposes.

After subscriptions for a minimum of 160,000 units have been received, we will be entitled to receive the offering proceeds in the escrow account, and we will be entitled to receive all offering proceeds subsequently received without the requirement that they exceed a minimum amount. Funds received from prospective purchasers will be placed in an interest bearing escrow account with Continental
Stock Transfer & Trust Company, until such time as we receive subscriptions for 160,000 units. If we are unable to sell at least 160,000 units on or before the termination of this offering, the escrow agent will promptly return all of the funds held in the escrow account to subscribers with interest and without deduction for the expenses of the escrow agent. We have the right to accept or reject any subscriptions in whole or in part.

Our units, common stock, the class A warrants, and the class B warrants will not be listed on Nasdaq or any national exchange. We intend to seek quotation of our common stock on the OTC Bulletin Board if we are successful in raising the minimum offering, but we cannot assure you that we will qualify for quotation or that quotation will be granted. There is currently no public market for our common stock or our warrants.

                                  RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk. When contemplating an investment in our securities, you should carefully consider the matters set forth in this section of the prospectus, in addition to the other information contained or incorporated by reference in this prospectus. Only those persons able to lose their entire investment should purchase any of our securities.

OUR LACK OF OPERATING DATA MAKES PREDICTING OUR FUTURE PERFORMANCE DIFFICULT.

We are in the developmental stages of our business. We have yet to commence active commercial operations. We have no prior operating history upon which you may forecast our business and prospects. Our proposed products and services are unproven, as are our anticipated pricing and marketing models for our intended products and services. As a result of these factors, it is difficult to evaluate our prospects, and our future success is more uncertain than if we had a longer or more proven history of operations.

WE HAVE LITTLE AVAILABLE CASH AND HAVE INCURRED NET LOSSES SINCE INCEPTION,
FACTORS THAT RAISE SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING
CONCERN.

We are in the development stage with no significant operating results to date, with little cash to operate our business, and with net losses since inception.
At September 30, 2001, we had a cash balance of $17, which funds are substantially insufficient to conduct any substantive business operations. Our cash balance as of September 30, 2001 is substantially insufficient to conduct business for even a week as a company with no material operations. At September
30, 2001, we had an accumulated deficit of $51,452 and a net loss for the period from March 5, 2001 to September 30, 2001, of $51,452. These factors raise substantial doubt about our ability to continue as a going concern. Such going concern uncertainty does not take into consideration the completion of this offering.

WE WILL NEED TO SELL THE MINIMUM NUMBER OF UNITS IN THIS OFFERING TO COMMENCE
SUBSTANTIVE BUSINESS OPERATIONS.

We believe that we can meet our capital needs for at least the next twelve months if we sell the minimum number of units in this offering. However, if we are not successful in selling the minimum number of units, we may not be able to commence substantive business operation or to continue as an operating entity.
Even if we raise the minimum offering, there can be no assurance, however, that we will be successful in generating revenues sufficient to meet our expectations, or that if we succeed, such revenues will be sufficient to provide the liquidity we require or allow us to continue as a going concern.

WE HAVE NOT AND WILL NOT CONDUCT OUR OWN INVESTIGATION OF THE MARKET FOR PREPAID
CELLULAR SERVICES AND DO NOT KNOW IF THERE IS OR WILL BE A SUBSTANTIAL DEMAND
FOR OUR SERVICES.

There is no proven acceptance by the consumer at this time of prepaid cellular services. We have not engaged in any substantial market research of our proposed services. We do not know if there is any consumer demand for a prepaid cellular phone device or that our business model will be successful.

OUR BUSINESS MODEL REQUIRES THAT WE SELL CONSUMERS LARGE BLOCKS OF AIRTIME
MINUTES AND WE DO NOT KNOW IF CUSTOMERS WILL BE WILLING TO PREPAY FOR A LARGE
BLOCK OF AIRTIME MINUTES.

Our business model requires that we offer prepaid minutes in large time denominations, which the consumer must use or forfeit in a specified time period. We do not know if consumers will want to purchase minutes in such large time denominations. Consumers may determine that they have no need for large amounts of minutes and, therefore, may choose not to use our services and may favor the more common service plans available offered by other companies that is based on time actually used and paid in arrears. Offering small prepaid denominations of minutes would not be cost effective for us as our business model will depend on our ability to purchase phone numbers and services in bulk at low cost and upfront payment by customers.

WE ENTERED INTO A DISTRIBUTORSHIP AGREEMENT WITH PREPAID PLUS LLC, A COMPANY
WHOSE PRODUCTS MAY BE COMPETITIVE WITH OURS.

We entered into an agreement with Prepaid Plus LLC, of Westbury, New York, to be a distributor of some of Prepaid Plus' prepaid cellular products, and our success at the distribution of its products could make selling of our own products more difficult. While we presently believe that the products of Prepaid
Plus will be complimentary to our products, since Prepaid Plus offers less expensive plans but with less minutes than the higher minute but more expensive plans we intend to offer, Prepaid Plus's products may be viewed as in competition with our products, especially if the purchase decision of consumers of prepaid cellular services is based more on the selection of less expensive pricing plans regardless of the low amount of minutes offered than upon a larger block of minutes offered at higher pricing plans.

THE EXCLUSIVE DISTRIBUTION TERMS IN THE DISTRIBUTORSHIP AGREEMENT WITH PREPAID
PLUS LLC IS A RESTRICTION ON OUR ABILITY TO DISTRIBUTE TO CONSUMERS LESS
EXPENSIVE PREPAID PRODUCTS.

During the term of the exclusive distributorship period under the agreement with
Prepaid Plus, we agreed that we would not enter into an agreement with a third party cellular carrier to act as a distributor of the carrier's prepaid products for wireless services in the New York City metropolitan cellular market, which would restrict our ability to distribute less expensive prepaid products than those of Prepaid Plus. While that restriction does not affect the offering of our presently intended services utilizing AT&T as the provider of airtime minutes for our services, it would restrict our ability to change our business model, which is premised on offering a large blocks of minutes, to a business model based upon distributing less expensive calling plans with low minutes.
That restriction would only apply while the exclusivity provision is in effect.
Under the terms of the agreement, if we can sell an average of 5,000 Prepaid
Plus cellular service activation cards, that actually become activated for cellular services, per month during any two consecutive months, then we are entitled to certain exclusive distribution rights in the New York City metropolitan area for a period of two months. In effect, if our distribution of
Prepaid Plus' products is successful, we would benefit from the revenues we generate from the sale of Prepaid Plus' products, at the sacrifice of distributing other third party prepaid products that could generate better revenues for us.

AN ECONOMIC DOWNTURN MAY AFFECT OUR REVENUES SINCE OUR SERVICES ARE LIKELY TO BE
DISCRETIONARY PURCHASES BY CONSUMERS.

Our services represent discretionary purchases and, as such, their utilization is more sensitive to economic and market conditions as wireless and cellular phones are instruments of convenience and not necessities. Since we have no control over such conditions, a significant economic downturn would likely affect resultant revenues during such a period. As our service offerings will be available on a pre-paid month to month basis, consumers will not be under any contractual obligations to pay minimum fees each month as is typical of many traditional cellular plans which are offered on a postpaid basis, and our consumers will not be required to purchase additional minutes in the future.
With our service offering, a consumer may choose to or not to, utilize our services on a month to month basis.

WE WILL DEPEND ON OTHER COMPANIES TO PROVIDE US WITH EQUIPMENT AND
TELECOMMUNICATIONS SERVICES NECESSARY TO TRANSMIT A CALL USING OUR PROPOSED
PREPAID SERVICES.

We do not manufacture cellular phones for our customers nor do we provide the wireless network on which we intend our customers' cellular phones to work.
Therefore, we will be dependent on others for the supply of technical equipment and the networks on which our services will work. We will depend almost entirely on other carriers for the transmission of our customer calls. Additionally, we do not have, and do not plan to enter, long term contracts with suppliers for the purchase and delivery of cellular phones or contracts with airtime service providers. We cannot be sure that any third party transmission facilities will be available when needed or on acceptable terms. Any interruption of supply of cellular phones or the access to wireless networks, for any reason, could result in significant delivery delays, thereby adversely affecting our anticipated marketing efforts, customer relations, revenues and profitability. Although we can exercise direct control of the customer care and support we provide, most of the services we currently intend to offer are provided by others. These services are subject to physical damage, power loss, capacity limitations, software defects, breaches of security and other factors, which may cause interruptions in service or reduced capacity for our customers, and although that is not within our control, customers for our prepaid services may lose confidence in the reliability of our services and thereby damage our relationships with our customers.

TERMINATION OR IMPAIRMENT OF OUR RELATIONSHIP WITH SDR TECHNOLOGIES COULD
ADVERSELY AFFECT OUR REVENUES AND RESULTS OF OPERATIONS.

We have a relationship with SDR Technologies, an Israel company that provides us with the computer chips that we install into the cellular phones used in our prepaid services. That relationship is based upon a personal relationship between our President and the owner of SDR Technologies. We do not have any written agreement with SDR Technologies for SDR Technologies to provide any computer chips to us. We do not have operational or financial control over SDR
Technologies, and have no influence in the manner in which SDR Technologies conducts its businesses. If SDR Technologies is unable to provide computer chips to us, it could disrupt our business and adversely impact our revenues and results of operations if we are unable to find any company to provide us with similar computer chips.

WE ARE DEPENDENT UPON CERTAIN TELEPHONY SOFTWARE PROVIDED TO US BY KELYSOFT,
LTD. TO OPERATE OUR SERVICES.

We entered into a non-exclusive license agreement with Kelysoft, Ltd., an Israel company, that provides us with software and support services to manage calls. We do not presently have any other supplier that can provide to us similar software support. Although we have a written agreement with Kelysoft, Ltd. for our right to use the software and for Kelysoft to provide to us support services, if
Kelysoft, Ltd. fails to adequately perform its obligations under the agreement, we may lack the ability to manage calls in the manner we intend to manage calls, and we may not be able to transact any calls for our customers, and, consequently, our business will be adversely impacted.

WE MAY BE UNABLE TO BUILD OR EXPAND OUR NETWORK INFRASTRUCTURE.

We may be required to expand and adapt our network infrastructure as the number of users and the amount of information they wish to transfer increases. The expansion and adaptation of our network will require substantial financial, operational and management resources. There can be no assurance, however, that we will be able to expand or adapt our network to meet additional demand or subscribers' changing requirements on a timely basis, at a commercially reasonable cost, or at all, or that we will be able to deploy successfully any necessary network expansion. Our failure to expand our network, as needed, on a timely basis or to adapt to changing subscriber requirements or evolving industry standards could have a material adverse effect on our overall business, financial condition and results of operations.

Our success and ability to increase our revenues depends upon our ability to deliver telecommunication services which, in turn, depends on our ability to integrate new and emerging technologies and equipment into our network and to successfully expand our network. Our ability to continue to expand, operate and develop our network will depend on, among other factors, our ability to accomplish the following:

     o    obtain switch sites;
     o    interconnect with the local, public switched telephone network and/or other carriers; and
     o    obtain access to or ownership of transmission facilities that link our switches to other network switches.

When we expand our network for our prepaid services, we will incur additional fixed operating costs that we expect will exceed revenues until we generate significant consumer use of our services. We may not be able to expand our network in a cost effective manner, generate additional revenues which cover or exceed the expansion costs or operate the network efficiently.

WE WILL RELY UPON THE INFRASTRUCTURE OF THIRD PARTY TELECOMMUNICATIONS SERVICES
PROVIDERS TO PROVIDE US WITH PHONE NUMBERS IN BULK AT LOW COST, WHICH WE MAY BE
UNABLE TO CONTINUE TO OBTAIN.

Our services will be dependent upon phone numbers and services provided to us from third parties. We do not have any technical infrastructure of our own that performs the technical aspect of making a wireless phone call. Our proposed business involves selling to consumers prepaid minutes on certain phone numbers that we have purchased from third parties. We cannot assure you that we will continue to be able to obtain or maintain phone numbers and services from third parties. Because we intend to purchase phone numbers and services in bulk, we expect to receive low rates, which will allow us to offer our products at low cost to the consumer. We plan to resell such services with a low premium so that we can compete against larger cellular phone service providers. Although we believe that we currently have sufficient access to transmission facilities and long distance networks on favorable terms through third parties, an increase in the rates charged to us by third party carriers would have an adverse affect on our operating margins. Failure to obtain continuing access to such facilities and networks on favorable terms, would also have a material adverse effect on us, including the possibility that we may need to significantly curtail or cease our prepaid cellular services operations.

ONE OF OUR DIRECTORS, ALBERT ASH, OWNS A RETAIL STORE THAT SELLS CELLULAR
SERVICES, AND THAT MAY PRESENT A CONFLICT OF INTEREST THAT MAY NOT BE IN THE
BEST INTERESTS OF OUR STOCKHOLDERS.

Albert Ash, an officer and director of Cellcom Tech, operates a retail store that sells cellular services and will continue to devote time to that business while he works for Cellcom Tech. Consequently, Ash may encounter situations that could potentially lead to a conflict of interest, particularly where such situations involve allocation of corporate opportunities. Such conflict may not be in the best interests of our company or of our stockholders.

INTENSE COMPETITION IN THE CELLULAR COMMUNICATIONS INDUSTRY COULD PREVENT US
FROM INCREASING OR SUSTAINING REVENUE OR FROM ACHIEVING OR SUSTAINING ANNUAL
PROFITABILITY.

The cellular communications industry is highly competitive. Competitive factors include:

     o    price,
     o    customer service,
     o    geographical coverage, and
     o    the ability to increase revenues through marketing.

Our proposed prepaid service is designed to compete with regional and national cellular service companies. Some regional and national cellular service companies have substantially more experience and greater financial, technical and other resources than we do. In the agency and activation business, we expect to face competition from other prepaid service providers, mass merchants, carriers and agents, many of which may have substantially more experience and greater financial, marketing, technical and other resources than we do. Any competition may have a material adverse impact on our results of operations.

OUR PROPOSED OPERATIONS WOULD SUFFER IF COSTS FOR USE OF TELECOMMUNICATIONS AND
DATA NETWORKS INCREASE.

Our proposed business will rely upon on low cost access to the Internet, private networks and public switched telephone networks for international call completion. Should the cost of internet access, data transport or public switched telephone networks increase or such use otherwise become subject to additional taxes, tariffs, user fees or other costs, our cost savings for call completion as compared to conventional long distance services may deteriorate.
This occurrence would have a material adverse effect on our ability to operate profitably, or at all.

OUR PROPOSED OPERATIONS WOULD SUFFER IF CHARGES FOR TRADITIONAL LONG DISTANCE
TELEPHONE SERVICE DECLINE.

We intend for our rates for long distance telephone calls to generally be less than the telephone charges for the same long-distance service that the customer would pay to a primary seller of such services. Our ability to undersell such primary seller arises as a result of the use of the Internet to transmit long distance telephone calls. We believe our lower rates will be one of the most important factors in our ability to attract and retain customers. Therefore, narrowing of the differential between the rates charged to our customers and the cost of long distance telecommunications services provided by competitors or traditional long distance carrier's customers would have a significant adverse effect on Cellcom Tech.

GROWTH IN THE CELLULAR PHONE MARKETPLACE MAY NOT CONTINUE AT RECENT RATES, WHICH
COULD PREVENT US FROM INCREASING OR SUSTAINING REVENUE.

The market for cellular communications products has grown substantially in recent years, but we cannot assure that growth will continue at the same rate.
In addition, the debit, or prepaid cellular services business is a relatively new market venture, and our ability to profit and grow within that new market is uncertain.

THE PRICE OF CELLULAR PHONE SERVICES MAY DECREASE, AFFECTING OUR ABILITY TO
INCREASE OR SUSTAIN REVENUE OR TO ACHIEVE OR SUSTAIN ANNUAL PROFITABILITY.

The price of cellular phone services may decrease as new wireless technologies are developed to compete with traditional cellular telephony or as larger national competitors more competitively price their products and services. If the price of cellular service decreases, then our anticipated profitability may also decrease.

WE WILL HAVE BROAD DISCRETION IN ALLOCATING A SUBSTANTIAL PORTION OF THE
PROCEEDS FROM THIS OFFERING AND MAY UTILIZE THEM IN WAYS NOT DISCLOSED IN THIS
PROSPECTUS AND WITH WHICH YOU MAY NOT AGREE.

Our anticipated expenditures as set forth in this prospectus are based upon assumptions that may not prove accurate. The funds allocated for any particular use may be increased, decreased or eliminated, and other uses may be affected accordingly, if we determine, in our discretion, that a reapportionment or redirection of funds is in our best interest. Any reallocation of funds can be expected to adversely affect the funding available for other business activities and may result in our having to raise additional funds.

Based on our current operating plan, we anticipate that the net proceeds of this offering will allow us to meet our cash requirements for at least twelve months.
Increases in anticipated expenses and other factors may, however, dictate that we obtain additional funding. Unplanned development opportunities may also arise that would cause us to raise additional capital. If we raise additional capital, the ownership percentage of our then existing shareholders may be diluted and the value of their investment may be diminished. Additional financing may not be available when we need it. If adequate funds are not available on acceptable terms, we may be unable to fund our expansion, develop or enhance our products or respond effectively to competitive pressures, which could have a material adverse effect on our business, financial condition and prospects.

WE HAVE NOT PREVIOUSLY PARTICIPATED IN A PUBLIC OFFERING OR A SUBSTANTIAL
PRIVATE PLACEMENT, AND THIS MAY AFFECT OUR ABILITY TO SUCCESSFULLY RAISE THE
MINIMUM OFFERING OR AMOUNTS IN EXCESS OF THE MINIMUM OFFERING, OR IN GENERATING
INTEREST IN OUR SECURITIES AFTER THE COMPLETION OF THIS OFFERING.

The successful completion of this offering will be directly dependent upon our ability, including our officers and directors, to structure the offering, manage the offering process, and sell our securities. This offering is the first public offering that we have participated in, and there is a risk that we may be ineffective in managing the sales process and that this will adversely affect sales of our securities. As a consequence, we may not raise the minimum offering, or, if we raise the minimum offering, we may not be as successful in raising amounts in excess of the minimum than if we had used a broker-dealer with greater public offering experience. The less we raise in this offering, the less able we will be to respond to unanticipated increases in anticipated expenses or decreases in anticipated revenues, and the greater the risk that we will be required to raise additional capital.

Further, at the conclusion of an offering, underwriters traditionally assist the issuer in gaining attention from the public and securities professionals, such as analysts and brokers. Our lack of public offering experience may also impair our inability to generate interest in us and our securities, which may adversely affect the development of a trading market for our securities, making it more difficult for our stockholders to sell their units, common stock or warrants and the trading price of our units, common stock or warrants more volatile.

WE HAVE UNTIL __________, 2002, TO RAISE THE MINIMUM OFFERING. IF WE ARE
UNSUCCESSFUL IN RAISING THE MINIMUM OFFERING, THE ESCROW AGENT WILL RETURN
INVESTOR FUNDS WITH INTEREST. YOU WILL NOT BE ABLE TO DEMAND A RETURN OF YOUR
FUNDS PRIOR TO ____________.

Subscriber funds will be deposited in an interest bearing escrow account with
Continental Stock Transfer & Trust Company, New York, New York, until we have successfully raised the minimum offering of $800,000, at which time the escrow arrangements will terminate and we will be entitled to the funds in the escrow account and all subsequently received funds. We have until _________, 2002, to raise the minimum offering, assuming we extend the initial offering period as we are permitted to do in our discretion. Subscribers for our units will not be entitled to demand a return of their funds held in escrow.

PURCHASERS OF OUR SECURITIES IN THIS OFFERING WILL EXPERIENCE DILUTION OF 89% IF
THE MINIMUM NUMBER OF UNITS ARE SOLD IN THIS OFFERING AND OF 74% IF THE MAXIMUM
NUMBER OF UNITS ARE SOLD IN THIS OFFERING.

At September 30, 2001, our net tangible negative book value per share of common stock was a loss of $(0.016). If only the minimum number of units included in this offering is sold, assuming that the offering price is allocated to the common stock included in the units and that none of the warrants included in the units are exercised, the adjusted net tangible book value per share of our common stock will be $0.109, resulting in immediate dilution of $0.891 per share, or 89%, to purchasers in this offering. If the maximum number of units included in this offering is sold, assuming that the offering price is allocated to the common stock included in the units and that none of the warrants included in the units are exercised, the adjusted net tangible book value per share of our common stock will be $0.256, resulting in immediate dilution of $0.744 per share, or 74%, to purchasers in this offering.

EVEN IF WE SELL THE MAXIMUM NUMBER OF UNITS AVAILABLE IN THIS OFFERING, EXISTING
STOCKHOLDERS WILL STILL CONTROL 72% OF OUR COMMON STOCK.

Prior to this offering, our officers, directors and 5% or greater shareholders, a total of two persons, controlled approximately 90% of our common stock. If we are successful in selling the maximum number of units in this offering, these individuals will own approximately 65% of our common stock and existing shareholders will own approximately 72% of our common stock, without giving effect to the exercise of the warrants included in the units. As a consequence, even in the case of our completion of the maximum offering, these individuals collectively will have the ability to control the election of directors and to significantly influence or control corporate policy and shareholders votes regarding mergers or sales of all or substantially all of our assets.

OUR MANAGEMENT AND AFFILIATES MAY PURCHASE UNITS IN THE OFFERING TO FACILITATE
THE CLOSING OF THE MINIMUM OFFERING WHICH WILL FURTHER DILUTE THE INTERESTS AND
VOTING POWERS OF PURCHASERS IN THE OFFERING.

Our officers, directors and affiliates of Cellcom Tech may purchase up to a maximum of 20,000 units in the offering to satisfy the minimum offering requirement. If investor interest in this offering is low, the purchase of units by officers, directors and affiliates could be enough to satisfy the minimum offering amount, and thereby permit a closing on the minimum offering. Any such purchase by an officer, director or affiliate of Cellcom Tech will be on the same terms and price as all other purchasers in the offering, except that any such purchase will be for investment purposes and not for resale. As a consequence of such purchase, any purchase by these individuals could further increase their ability to control the election of directors and to control corporate policy and shareholders votes and would further dilute the interest of investors in this offering.

                                       10

SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF THE COMMON STOCK AS CERTAIN
SHAREHOLDERS SELL MATERIAL AMOUNTS OF COMMON STOCK COULD ENCOURAGE SHORT SALES
BY OTHER SHAREHOLDERS OR OTHERS. THIS COULD PLACE FURTHER DOWNWARD PRESSURE ON
THE PRICE OF OUR COMMON STOCK.

As two shareholders with a share adjustment right sell material number of shares of common stock, the significant downward pressure on the price of our common stock could cause the market price of our common stock to drop further. Downward pressure on the price of our common stock could encourage short sales of the stock by those shareholders or by our other shareholders. Material amounts of short selling could place further downward pressure on the market price of the common stock. A short sale is a sale of stock that is not owned by the seller.
The seller borrows the stock for delivery at the time of the short sale, and buys back the stock when it is necessary to return the borrowed shares. If the price of the common stock declines between the time the seller sells the stock and the time the seller subsequently repurchases the common stock, the seller may realize a profit.

THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR SECURITIES; AS A CONSEQUENCE, YOU
MAY BE UNABLE TO SELL YOUR SECURITIES.

There is currently no public market for our units, common stock or warrants, and purchasers of our securities may be required to hold our units, common stock and warrants indefinitely. The development of a public trading market depends upon not only the existence of willing buyers and sellers, but also on the existence of "market-makers" in the over-the-counter market and "specialists" in the securities exchanges. Market-makers and specialists facilitate sales of securities by posting bid and asked prices, matching buyers with sellers, and buying or selling shares for their own account. Currently, there are no market-makers or specialists posting quotes for, trading in, or purchasing for their own account, units, shares of our common stock or our warrants, and no assurance can be given that any of these activities will commence or, if commenced, will be continued.

THE OFFERING PRICE OF OUR SECURITIES HAS BEEN ARBITRARILY DETERMINED AND DOES
NOT BEAR ANY RELATIONSHIP TO OBJECTIVE CRITERIA OF VALUE.

No investment banker, appraiser or other independent third party has been consulted concerning this offering or the fairness of the offering price of our securities. We have arbitrarily determined the offering price of the units, common stock and warrants and other terms relative to the securities offered.
The offering price does not bear any relationship to assets, earnings, book value or any other objective criteria of value and you may not be able to sell our units, common stock or our warrants at or above the offering price.

                           FORWARD LOOKING STATEMENTS

This prospectus includes forward looking statements, which appear in a number of places and include statements regarding our plans, beliefs, intentions and expectations. Forward looking statements may be identified by the use of forward looking terminology such as may, will, expects, believe, estimate, anticipate, continues, or similar terms, variations of those terms or the negative of those terms. Actual results or events may differ materially from those suggested by the forward looking statements for various reasons, including the risk factors set forth in this prospectus. Although we believe that our plans, beliefs, intentions and expectations are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                       11

                                 USE OF PROCEEDS

The proceeds from the sale of the units, before deduction of offering expenses and commissions, if any, are expected to be approximately $800,000 if the minimum offering of 160,000 units are sold, and $2,000,000 if the maximum offering of 400,000 units are sold, and assuming that no warrants are exercised. The offering expenses are expected to be approximately $125,000 if the minimum offering of 160,000 units are sold, and $125,000 if the maximum offering of 400,000 units are sold. The payment of commissions, if any, has not been accounted for in allocating the use of proceeds.

If all of the warrants included in the maximum offering of units are exercised, we will have an additional $1,800,000 in proceeds, all of which should be deemed as working capital, as we have not determined how we would use such funds. There can be no assurance that any of the warrants will be exercised.

We intend to use the net proceeds from this offering, assuming that no warrants are exercised, substantially as follows:

Application of proceeds                     Minimum                 Maximum
-----------------------                    ---------               ----------

Phone line deposit                         $ 200,000    29.6%      $  800,000    42.6%

Channel License and Software               $ 144,000    21.3%      $  228,000    12.2%
Equipment                                  $ 130,000    19.3%      $  200,000    10.7%
Telecommunications transmission services   $  75,000    11.1%      $  297,000    15.8%
Repayment of loan                          $  75,000    11.1%      $   75,000     4.0%
Working capital                            $  51,000     7.6%      $  275,000    14.7%

Total                                      $ 675,000   100.0%      $1,875,000   100.0%

We intend to use the net proceeds primarily for the purchase or lease of telecommunications equipment and software, including payments for phone lines and third party telecommunications transmission services and for the purchase of computer hardware and software. If the minimum offering is raised, we intend to purchase or lease the necessary technical equipment and obtain telecommunications transmission services for the operation of approximately
1,500 phones. If the maximum offering is raised, we intend to purchase the necessary technical equipment and obtain telecommunications transmission services for the operation of approximately 4,000 phones.

We have allocated $75,000 of the proceeds towards the repayment of an interest-free loan that we received from an unaffiliated third party. The loan is payable on demand.

We intend to use working capital for payments to technical consultants and additional personnel costs associated with hiring sales personnel needed to satisfy our plans for growth. Working capital represents funds reserved to cover costs including, but not limited to, professional fees, rent, employee salaries, repayment of an officer's loan, and other operating expenses.

We do not have any specific alternative uses of proceeds or contingencies from the minimum or the maximum offering that are not mentioned in this Use of
Proceeds section.

The amounts set forth above are estimates. The actual amount expended to finance any item above may be increased or decreased if we determine that such estimates were too high or too low based on our actual experience, or if a change in our financial position requires us to reassess our financial plans and we believe a reapportionment or redirection of funds would be in our best interests. The level and timing of expenditures necessary for each of the intended uses described above will depend upon numerous factors, including the progress of our product development activities, the timing and amount of revenues resulting from our operations and changes in competitive or technological conditions in our industry. If the minimum amount is raised, our expansion plans will be limited.

                                       12

We anticipate that the net proceeds of this offering, even on a minimum basis, will be sufficient to fund our operations and capital requirements for at least twelve months following this offering. There can be no assurances however, that such funds will not be expended earlier due to unanticipated changes in economic conditions or other circumstances that we cannot foresee. If our plans change or our assumptions change or prove to be inaccurate, we could be required to seek additional financing.

Pending use of the proceeds from this offering as set forth above, we may invest all or a portion of such proceeds in marketable securities, short-term, interest-bearing securities, U.S. Government securities, money market investments and short-term, interest-bearing deposits in banks.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We do not intend to declare or pay any dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business.

                                       13

                                 CAPITALIZATION

The following table sets forth our capitalization (i) as of September 30, 2001, and, (ii) as adjusted, giving effect to the issuance of 50,000 shares in
November 2001 and giving effect to the sale of the minimum number of 160,000 units offered and to the sale of the maximum number of 400,000 units offered at an offering price of $5.00 per unit, and after the application of the net proceeds of such sale as described in the section on the Use of Proceeds. The offering price of $5.00 per unit is allocated to the five shares of common stock included in the units. No effect is given to the exercise of the warrants or to the shares of common stock acquirable upon the exercise of the class A warrants or the class B warrants included in the units.

                                                                  September 30, 2001
                                                                      (Unaudited)

                                                                              As adjusted
                                                      ACTUAL            MINIMUM          MAXIMUM
                                                      ------            -------          -------
Stockholders' equity:

Common stock, $0.001 par value per share;
20,000,000 shares authorized;

5,190,500 shares issued and outstanding;              $5,191
6,040,500 shares issued and outstanding;
assuming the minimum number of shares are sold                          $ 6,041
7,240,500 shares issued and outstanding;
assuming the maximum number of shares are sold                                          $  7,241

Additional paid-in capital (deficit)                 (39,192)  (1)      702,206        1,901,006

Deficit accumulated during development stage         (51,452)           (51,452)         (51,452)
                                                    --------          ---------      -----------

Total stockholders' equity (deficit)                $(85,453)  (1)    $ 656,795      $ 1,856,795
                                                    ========          =========      ===========

(1)  Reduced by expenses preparatory to an offering of units by Cellcom Tech of
     $67,248.

                                       14

                                    DILUTION

The difference between the initial public offering price per share of the common stock included in the units, assuming no value is attributed to the class A warrants and class B warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering.

Our net tangible negative book value as of September 30, 2001, was $(85,453), or
$(0.016) per share of common stock. Net tangible book value per share represents the amount of total tangible assets less liabilities, divided by 5,190,500, the number of shares of our common stock outstanding as of September 30, 2001.

After giving effect to the sale of 800,000 shares of common stock included in the units and the issuance of 50,000 shares in November 2001, if the minimum number of units offered are sold, our adjusted net tangible book value at
September 30, 2001, would be $656,795, or $0.109 per share. After giving effect to the sale of 2,000,000 shares of common stock included in the units and the issuance of 50,000 shares in November 2001, if the maximum number of units offered are sold, our adjusted net tangible book value at September 30, 2001, would be $1,856,795, or $0.256 per share.

Our existing stockholders will realize an immediate increase in net tangible book value of $0.125 per share, in the event the minimum number of units are sold, and $0.272 in the event the maximum number of units are sold and new investors will realize an immediate dilution of $0.891 per share, or 89.1%, in the event that the minimum number of units offered are sold, and $0.744 per share, or 74.4%, in the event that the maximum number of units offered are sold.

The following table illustrates per share dilution, assuming the offering price of $5.00 per unit is allocated to the five shares of common stock included in the units and that no warrants are exercised, after deducting estimated offering expenses of $125,000:

                                                                  MINIMUM   MAXIMUM

Assumed public offering price per share of common stock offered    $1.000    $1.000
                                                                   ------    ------

Net tangible negative book value per share before offering        (0.016)   (0.016)

Increase per share attributable to new investors                    0.125     0.272
                                                                    -----     -----

Adjusted net tangible book value per share after offering           0.109     0.256
                                                                    -----     -----

Dilution per share to new investors                                $0.891    $0.744
                                                                   ======    ======

                                       15

The following tables summarize the relative investments of investors related to this offering and our current stockholders, at a per share offering price of
$1.00, including the issuance of 50,000 shares in November 2001, but before deduction of estimated offering expenses of $125,000:

MINIMUM                                                    CURRENT STOCKHOLDERS    PUBLIC INVESTORS     TOTAL

Number of shares of common stock purchased                         5,240,500             800,000      6,040,500
Percentage of outstanding common stock after offering                    87%                 13%           100%
Gross consideration paid                                            $148,323            $800,000       $948,323
Percentage of consideration paid                                         16%                 84%           100%
Average consideration per share of common stock                       $0.028              $1.000         $0.157

MAXIMUM                                                    CURRENT STOCKHOLDERS    PUBLIC INVESTORS     TOTAL

Number of shares of common stock purchased                         5,240,500            2,000,000     7,240,500
Percentage of outstanding common stock after offering                    72%                  28%          100%
Gross consideration paid                                            $148,323           $2,000,000    $2,148,323
Percentage of consideration paid                                          7%                  93%          100%
Average consideration per share of common stock                       $0.028               $1.000        $0.297

                                       16

               MANAGEMENT'S PLAN OF OPERATION

We currently are in the startup phase of our existence. Since our incorporation, we have formed a business model for our planned operations, and we entered into discussions with several providers of telecommunications products and services which we may utilize to conduct our planned operations. We presently do not have sufficient cash on hand to support our planned activities for the next year. We intend to use the funds from this offering to purchase equipment needed for the technical infrastructure for our planned prepaid cellular services and to pay for services provided by third parties in transmitting calls.

We will transition from the startup phase of our existence to the operational phase when we have accumulated sufficient capital to do so. The sale of the shares in this initial offering is intended to facilitate a quick startup phase.
After the minimum offering is raised, we will purchase capital equipment and other business operating expenses will be incurred that will allow us to set up and build our technical infrastructure so that we can provide our proposed services.

We anticipate that it will take about two to four months from our receipt of the minimum offering to purchase and set up equipment and establish agreements with telephone carriers so that we will be able to provide our prepaid services to the public. If the maximum offering is raised, we will purchase additional equipment so that we can provide our prepaid services to more customers. We may expend such funds during the same two to four month period or over the course of one year. At about the fourth month from our receipt of the minimum offering, we intend to hire additional employees as necessary to operate our business.

Prior to raising the minimum offering, we will not conduct any substantive activities in connection with providing our own prepaid cellular services to customers.

PROPOSED ACTIVITIES

Our proposed business consists of providing Cellcom Tech prepaid cellular services to consumers.

In January 2002, we entered into an agreement with Prepaid Plus LLC whereby we would act as a distributor of its products. We intend to proceed with our obligations under the distributorship agreement while we remain in the startup phase of providing our own prepaid services and products.

CASH REQUIREMENTS

As stated above, our operational plans are significantly dependent on the proceeds from this offering to purchase the equipment needed for our proposed prepaid cellular services. Substantially all of the proceeds from this offering, except proceeds identified as working capital, will be used to accelerate our progress in setting up our technical infrastructure of our cellular activities, including entering agreements with third party cellular service providers for the transmission of calls. We believe that cash from this offering is a requirement so that we can build the infrastructure to conduct our planned services. Between May 1 and September 30, 2001, Hay Abeckaser loaned $4,902 to
Cellcom Tech. The loan does not bear interest and is repayable on demand. As at
September 30, 2001, we had $17 in cash and did not have sufficient cash to conduct any substantive business operations.

On December 27, 2001, Yosef Mizrachi, a friend of Cellcom Tech's President, loaned $75,000 to Cellcom Tech. The loan does not bear interest and is repayable on demand. In January 2002, we used substantially all of the loan amount, including $25,000 for the purchase of Prepaid Plus' cellular services activation card and $42,500 for the purchase of phone equipment. As of January 29, 2002, we have a balance of approximately $2,500 of the loan amount, which does not provide sufficient funds to allow us to establish the necessary technical infrastructure to commence with our providing our own prepaid cellular services and products.

                                       17

CAPITAL EQUIPMENT

Over the next year, depending on the amount of funds raised in this offering, we expect to expend approximately $274,000 to approximately $428,000 on the purchase of capital equipment for use in the delivery of our prepaid cellular services. In accordance with our operational planning, the actual percentage will depend upon the availability of cash.

HIRING OF EMPLOYEES

We presently have two employees who work without pay. We do not pay salaries to any employees or hire any employees who will be paid salaries while we remain in the developmental stages of our operations. Once our services become operational, and once we generate sufficient revenues from our operations, we will consider paying salaries to employees and hiring additional employees. We do not anticipate that we will pay any salary to our officers until we generate at least $50,000 in net sales of our prepaid services, at which time we may begin our two officers salaries at an aggregate rate of $86,000 per year. In the first several months of operations, we anticipate that we will hire one or two persons with technical skills to oversee our technical infrastructure and one to three salespersons. We will hire additional salespersons as needed.
Nevertheless, we may engage consultants during our developmental and operational stage who may receive stock option compensation.

REVENUE RECOGNITION

Revenue is recognized when earned. Revenue from prepaid cellular services is recognized as the service is used by the consumer with unused service recognized at the expiration of the service period. Cellcom Tech will act as a principal and take title to the cellular services with the risk and rewards of ownership.
Accordingly, revenue will be reported gross with separate display cost of sales to arrive at gross profit on sales.

We will be required to pay third parties for cellular services, including phone numbers and airtime, that we obtain from them. Typically, under agreements with third party cellular service providers, we will be required to pay them in arrears on a monthly basis. Third party providers of airtime will bill us each month in arrears for airtime actually used, as well as for other charges, taxes, tariffs, as may be required by law, which may be recurring charges regardless of airtime used. Other third party providers of cellular services and equipment may bill us monthly in arrears for maintenance, service and support charges, which may be recurring charges, in addition to charges for airtime actually used. We may be required to enter into agreement with some service providers that require us to use a minimum of cellular phone numbers. For example, we will be required to activate a minimum of 200 phone numbers to utilize AT&T's services, although we will not be required to purchase a minimum block of air time.
Because of payments in arrears, certain service providers like AT&T may require that we pay a deposit to ensure payment. The service provider does not set the fees that we can charge our customers or place any limitations on the fees that we can charge our customers.

                                       18

                              OUR PROPOSED BUSINESS

OUR ORGANIZATION HISTORY

We are Cellcom Tech, Inc., a New York corporation formed on March 5, 2001. We are in the developmental stage of business. As of January 29, 2002, we had
5,240,500 shares of our common stock issued and outstanding. We have not been subject to bankruptcy, receivership or any similar proceedings.

OUR BUSINESS

We intend to provide consumers with prepaid cellular services. We intend to provide prepaid cellular services, initially in the New York City metropolitan area, for local, national and international calls with our proposed prepaid services. We do not hold any Federal Communications Commission licenses or own facilities to provide such services. Instead, we plan to utilize blocks of cellular telephone numbers purchased from a licensed carrier to the public. We intend to use the proceeds from the offering to purchase equipment necessary to set up our switches and programs needed to conduct the prepaid cellular phone services.

We intend that our services will enable consumers to pay in advance for wireless calls in much the same manner as standard prepaid cards allow consumers to prepay for long distance calls. With prepaid wireless, consumers enjoy the benefits of having a wireless phone without the typical credit checks, long-term contracts and billing agreements associated with standard wireless offers.
Consumers get the freedom and convenience of a digital wireless phone that can be used for local, national and international calls, with the ability to pay as they go for their wireless usage. Consumers purchase one of our phones and pay for a block of minutes up front. Then the consumer can start making calls once we activate the phone with the prepaid minutes. There are no separate fees, no bills, no credit checks and no annual contract for the consumer to sign. When the consumer runs out of prepaid minutes, the consumer simply purchases more minutes. We have placed a computer chip in our phones that works with our software programs to keep track of calls and minutes used.

In addition to providing our own prepaid services, we will also distribute the prepaid cellular products of Prepaid Plus LLC, which services will operate through Prepaid Plus' network.

RECENT DEVELOPMENTS

We have submitted an application to purchase a block of 200 phone numbers and air time from AT&T for use with our services. We intend to enter into a definitive agreement with AT&T when we have the funds to satisfy a deposit requirement. We intend to use approximately $200,000 of the proceeds from this offering for the deposit. At the present time the fees that we may be required to pay per month are not determinable as we have not decided which of the various calling plans offered in connection with the phone numbers we may seek to utilize.

We entered into a one year agreement, dated June 11, 2001, with XO
Communications, a provider of broadband communications services, for network equipment, and for certain local inbound and outbound telecommunications transmission services. We anticipate that we will be charged approximately
$4,000 a month for these services. We will pay additional monthly fees to XO based on time usage of its transmission services at a rate of approximately
$0.0133 per minute. As of September 30, 2001, we have $6,782 on deposit with XO
Communications.

On November 14, 2001, we entered into a license agreement with Kelysoft, Ltd.
for a non-exclusive, non-transferable worldwide license for a term of three years to use certain telephony related software products and equipment. Kelysoft retains all right, title and interest in the licensed software and in all improvements, enhancements, modifications and derivative works of the licensed software. Under the license, we agreed to pay Kelysoft 50,000 shares of
Cellcom's restricted and unregistered common stock. We agreed to use reasonable efforts to file, within a period of one year from the date of the license, a registration statement for the resale of the shares. Kelysoft agreed to defend or settle any claim against us that the licensed software infringes a United
States patent or copyright. Kelysoft may terminate the license if we materially breach the agreement and do not cure the breach within thirty days of receipt of written notice of such breach. We may terminate the license at any time for any reason. Neither party can assign any right or interest in the license without the prior written approval of the other party.

                                       19

In connection with the license, we entered into a service agreement with
Kelysoft for Kelysoft to provide us with installation, technical, consulting, maintenance and long-term support assistance. Kelysoft agreed to devote time and efforts as are reasonably consistent with the needs of Cellcom, and will devote such time as we reasonably request and require. Under the service agreement, we are to pay Kelysoft at a rate of 3,000 shares of Cellcom's restricted and unregistered common stock for each month that services are requested and fully performed. The service agreement is for a period of one year. The agreement may be earlier terminated upon the death of any employee of Kelysoft that performs services for us, or at our option if an employee of Kelysoft that performs services for us is unable to perform. The service agreement may be renewed for additional one-year periods at our option as long as we have a license agreement with Kelysoft. Either party shall have the right to terminate the service agreement immediately upon a material breach, which remains uncured for thirty days after written notice is sent.

On December 27, 2001, Yosef Mizrachi, a friend of Cellcom Tech's President, loaned $75,000 to Cellcom Tech. The loan is repayable on demand without interest.

On January 14, 2002, we entered into an agreement with Prepaid Plus LLC, of
Westbury, New York, to be a distributor of some of Prepaid Plus' prepaid cellular products. Under the terms of the agreement, we are entitled to non-exclusive worldwide distribution rights of Prepaid Plus' products, and we are entitled to certain exclusive distribution rights in the New York City metropolitan area. Under the terms of the agreement, we can obtain Prepaid Plus'
prepaid cellular products at a discounted price on a cash on delivery basis, and sell those products to third parties at a marked up price.

After the first three months of the term of the agreement, if we can sell an average of 5,000 cellular service activation cards, that actually become activated for cellular services, per month during any two consecutive months, we are entitled to certain exclusive distribution rights for the New York City metropolitan area for the next two months. Until we reach that 5,000 activated customer threshold, Prepaid Plus may continue to supply other distributors and to seek customers. During time periods when the exclusive distribution rights are in effect, Prepaid Plus will not appoint a third party to be its distributor in New York City metropolitan area, will not knowingly sell its products for use or resale within the New York metropolitan area other than to us, and will use its best efforts to prevent any party other than us from seeking customers for its products in the New York City metropolitan area. During the term of such exclusivity period, we agreed not to enter into an agreement with a third party cellular carrier to act as a distributor of the carrier's prepaid products for wireless services in the New York metropolitan cellular market. We made an initial purchase of 2,500 activation cards from Prepaid Plus for $25,000 when we entered into the agreement. Except to maintain the exclusive distribution rights, we are not under any obligation to purchase from Prepaid Plus, or sell, a minimum number of its products.

The agreement is for an initial term of five years, and shall continue for successive periods of one year thereafter. At any time following its initial term, either party can terminate the agreement for cause upon ninety days' prior notice. The agreement may also be terminated by either party upon written notice, including if the other party:

     o    becomes insolvent,
     o    is generally not paying its debts as such debts become due,
     o    makes an assignment for the benefit of creditors,
     o    is the subject of any voluntary or involuntary case commenced under the federal bankruptcy laws,
     o    has a receiver, trustee, liquidator, assignee, custodian or similar official appointed for it or for any substantial part of its property,
          or
     o    is the subject of any dissolution or liquidation proceeding.

Additionally, the agreement may be terminated if there is a continued and material breach by the other party of any of the terms and conditions of the agreement that is not remedied, or if we fail to achieve and maintain the standards for attaining exclusivity distributorship rights.

                                       20

PRINCIPAL PRODUCTS OR SERVICES

Our prepaid cellular service will work in substantially the same way as typical postpaid cellular services. A computer system tracks the call from start to finish. It will then automatically calculate how much time you have used and how many units are remaining to make cellular phone calls. However, when consumers buy our services, they do not have to fill out any forms to indicate their names, bank accounts and signatures.

Our services are not only for people who have poor credit. People buy prepaid cellular services for their children who are in school or away at college, for emergencies, and for business. Prepaid cellular service is a great way to control costs.

On average, our competitors presently charge a price per minute rate of 38 cents to one dollar per minute for a local call. A customer can reduce the price per minute by purchasing the highest denomination airtime calling card the customer can get. The bulk volume purchase principle applies here. The more a customer buys in airtime, the lower the customer's per minute costs will be.

We will require that airtime minutes be paid for in advance. We intend to offer minutes in large blocks of time, such as 350, 1050, and 2000 minutes. The airtime units that a customer purchases from us will expire in 30 days. If the customer does not use the minutes, the airtime units are lost. We may provide other options that permit the carrying over of unused time if an additional purchase is made before the time expiration. The phone, which needs to be used with our services, comes with a 90 day warranty, and will not be replaced after that time.

In addition to providing our own prepaid services, we will also distribute the prepaid cellular products of Prepaid Plus LLC, which services will operate through Prepaid Plus' network. Prepaid Plus offers calling plans in blocks of
110 and 260 minutes. We believe that Prepaid Plus' lower minute plans will complement our higher minute plans.

                                       21

INDUSTRY OVERVIEW

The changing market for telecommunications services created an opportunity for the growth of alternative long distance and telecommunications services providers, including prepaid calling card sales. We believe that the affordable pricing, convenience and enhanced features of prepaid services can attract price sensitive consumers, business travelers, international callers and other users of long distance services.

The growth in the wireless communications industry has been shaped by a number of trends that are likely to continue in the near future. Key trends include:

     o    increased penetration, which is improving network efficiency,
     o    rate simplification, which eases customer choice, increases penetration and leads to industry consolidation,
     o    declining costs of service, which is leading to mass market availability of wireless communications,
     o    increased use of digital service, as opposed to analog service, which is increasing the range of wireless service capabilities for subscribers, and
     o    development of wireless data applications, which may increase wireless usage.

Research by Paul Waadevig, market analyst at Frost & Sullivan (www. frost.com), shows that the estimated 9.5 million current prepaid wireless subscribers in the
U.S. could reach 18 million by 2002 if providers begin using new market strategies (article by Dan Luzadder, Interactive Week, Prepaid Wireless Markets
Still Untapped in U.S., August 14, 2000).

An article in the February 2001 edition of the magazine MbusinessDaily, entitled
Missing Out on Prepaid, reports that the number of prepaid cell phone subscribers in the United States:

         could reach 18 million by 2002 if operators adopt marketing strategies that target new user segments. And Yankee Group predicts some rather stunning uptake figures, projecting that demand for prepaid service in the U.S. will grow 75 percent per year over the next three years compared to a 20 percent growth rate for conventional services. The group estimates that prepaid billing models and hybrid billing models that involve postpayment - with monitoring to let customers know how much they will pay each month before the bill arrives - will account for 50 percent of new cell phone users in 2001.

An article entitled Pay Now or Pay Later? in the Asbury Park Press, January 8,
2001, reports that: U.S. revenues from prepaid service were a mere $922 million in 1998, a figure that jumped to $2.3 billion in 1999, according to Frost &
Sullivan. Revenues were estimated to almost double to $4.1 billion in 2000 and are expected to reach almost $12 billion in 2004.

A July 16, 2001 news release by The Yankee Group, entitled Wireless Users on
Path to Eclipse Wireline Access Lines, reports that:

         According to the Yankee Group, at the end of 2000 there were approximately 625 million wireless subscribers across the globe. In a global study of wireless usage across all regions of the world, the
         Yankee Group found that current wireless penetration was 10.6%, and the company believes that global penetration of wireless subscribers will reach 21% by 2006--more than doubling to approximately 1.3 billion subscribers.

The term penetration refers to the percentage of the market niche that has purchased a given product at least once.

We believe that we are well positioned to capitalize upon the expanding prepaid market by offering competitive prices.

                                       22

DISTRIBUTION METHODS OF THE PRODUCTS OR SERVICES

We intend to market our products through sales to retailers. Our primary marketing and distribution focus initially is to target regional retailers in the New York City metropolitan area with in-house sales representatives. We intend to rely on the retailer to act as a retail sales agent of our phones and prepaid minutes. As compensation for sales to consumers, we intend to pay retailers commissions at a percentage rate to be determined of all monies received by us from prepaid minutes and additional prepaid minutes purchased by the consumer on the specific phone that the retailer sold to the consumer. We intend to refine our proposed retail sales and marketing program further to increase awareness of our products and services.

We may also seek to enter into a master dealer arrangement with more well-established national retailers.

We intend to distribute the products of Prepaid Plus by similar methods.

COMPETITIVE BUSINESS CONDITIONS

The telecommunications industry in general and the cellular telephone industry in particular is highly competitive. Competitive factors include price, customer service, geographical coverage and the ability to increase revenues through marketing. We intend to compete with local, regional and national cellular service companies, which have substantially more experience and greater financial, technical and other resources than we do.

Many other companies and stores offer consumer products similar to ours. Many other companies in competition with us have resources and experience far greater than we do. In addition, additional companies may seek to enter this business if we succeed in developing a successful business of developing and marking celebrity endorsed consumer products.

We face intense competition in our business against some large corporations and smaller specialized businesses. Other cellular providers in the debit market include national carriers, and local carriers. Because we are significantly smaller than our competitors, we may lack the financial resources needed to capture increased market share. Many of our existing competitors and potential new competitors have:

     o    longer operating histories;
     o    greater name recognition;
     o    larger customer bases;
     o    more and larger facilities; and
     o    significantly greater financial, technical and marketing resources.

Because of their resources and control of much of the cellular service infrastructure, our competitors may offer more attractive financial terms to customers than we can. They may also devote greater resources than we can to the development, promotion and sale of their products. They may develop products that offer more features, are superior to or have greater market acceptance than ours, for example by limiting airtime minutes to those minutes actually used, carrying over unused minutes, offering voicemail and other services. Our competitors may also conduct more extensive research and development, run more marketing campaigns, adopt more aggressive pricing policies and provide more attractive services to customers than we do.

Our ability to compete successfully also will depend on marketing and on our ability to anticipate and respond to various competitive factors affecting the industry, including new services, changes in consumer preferences, demographic trends, economic conditions and discount pricing strategies by competitors.

On January 14, 2002, we entered into an agreement with Prepaid Plus LLC, of
Westbury, New York, to be a distributor of some of Prepaid Plus' prepaid cellular products. While we believe that the products of Prepaid Plus, will be complimentary to our products, since Prepaid Plus offers less expensive plans but with less minutes, than the products we intend to offer, Prepaid Plus may be deemed a competitor especially if consumers of prepaid cellular services choose to purchase less minutes at less expensive pricing plans.

                                       23

The wireless communications industry has been experiencing significant consolidation and we expect that this consolidation will continue. As a result, these competitors may be able to offer nationwide services and plans more quickly and more economically than we can.

SOURCES AND AVAILABILITY OF RAW MATERIALS AND PRINCIPAL SUPPLIERS

We do not manufacture any phones, computer chips or network equipment. The high degree of compatibility among different manufacturers' models of handsets and network facilities equipment allows us to design, supply, and operate our systems without being dependent upon a single source of equipment.

We intend to utilize handset phones made by Nokia Telecommunications, Inc., although we may utilize handset phones of other companies. We believe that we may be able to utilize handset phones by various manufacturers available for purchase in retail stores, although we will seek to purchase phones from manufacturers in bulk at lower cost than if we had to pay retail prices. We currently do not have any agreements with any manufacturer or distributor to provide us with handset phones. We are not dependent on any particular supplier for handset phones as handset phones are readily available for purchase from various sources, including local retail stores.

We intend to purchase network equipment from any of a number of suppliers of network equipment. We currently do not have any supplier of network equipment.
We are not dependent on any particular supplier for network equipment, as network equipment supplies are readily available from many suppliers.

We intend to utilize SDR Technologies, an Israel company, to manufacture for us in accordance with specifications we give computer chips for installation into the phones to keep track of phone activation and prepaid minutes. We currently do not have an agreement with SDR Technologies to manufacture computer chips for
us. We will be dependent on SDR Technologies to manufacture computer chips for us, and any delay in finding another manufacturer to provide us computer chips may delay the commencement of our services for a period of approximately one to three months, which is the time our management estimates it will take to find another manufacturer and have chips made.

We entered into a license agreement with Kelysoft, Ltd., an Israel company, that provides us with software and support services to manage calls. We do not presently have any other supplier that can provide to us similar software support. Although we have a written agreement with Kelysoft for our right to use the software and for Kelysoft to provide to us support services, if Kelysoft fails to adequately perform its obligations under the agreement, we may lack the ability to manage calls in the manner we intend to manage calls, and we may not be able to transact any calls for our customers, and, consequently, our business will be adversely impacted.

We have submitted an application to purchase a block of 200 phone numbers and air time from AT&T for use with our services. Management believes this supply of phone numbers is adequate to meet our current needs. We intend to purchase additional phone numbers as our business grows. A definitive agreement with AT&T will not be entered into until we have enough money to satisfy a deposit requirement. We intend to use approximately $200,000 of the proceeds from this offering to satisfy the deposit requirement.

We do not believe that the entry into the prepaid market by large carriers like
AT&T will restrict our ability to purchase phone numbers or air time from large carriers like AT&T.

Prepaid Plus LLC is our supplier of certain low minute prepaid cellular products through our distribution agreement with Prepaid Plus. Further, our agreement with Prepaid Plus provides that during time periods when the exclusive distribution rights are in effect, we will not enter into an agreement with a third party cellular carrier to act as a distributor of the carrier's prepaid products for wireless services in the New York metropolitan cellular market. We presently have no intention to distribute low minute products of another company if the agreement is terminated for any reason.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We intend to target our products initially for resale to various stores in the
New York metropolitan area to generate our customer base.

                                       24

LICENSES

We entered into a Product and Technology License Agreement, dated as of March 5,
2001, with Hay Abeckaser, who is our company's founder, President and Chairman of the Board. The agreement provides us with the exclusive, perpetual, royalty-free, worldwide license to produce, market and distribute the product and technology that enable certain capabilities in connection with the use of a cellular phone, including the activation of the cellular phone, tracking of time made on a cellular phone, calculation of a pre-set time limit on the cellular phone, phone calls, and addition of prepaid time onto a cellular phone account, including a computer software program that, when used in connection with certain computer chips that can be installed in certain cellular phones, can perform the capabilities described above. The license includes related proprietary information, process, method and documentation. For the license, we paid
Abeckaser a one-time sum of $10. Abeckaser will indemnify Cellcom Tech against any claim that the product as delivered by Abeckaser infringes any third party's patent, copyright or trade secret under the laws of the United States. Abeckaser will indemnify Cellcom Tech against any claim arising out of his acts before the date of this Agreement, including any claims by suppliers, consultants, or other third parties engaged by Abeckaser prior to the date of the agreement.

On November 14, 2001, we entered into a license agreement with Kelysoft, Ltd.
for a non-exclusive, non-transferable worldwide license for a term of three years to use certain telephony related software products and equipment. Kelysoft retains all right, title and interest in the licensed software and in all improvements, enhancements, modifications and derivative works of the licensed software. Under the license, we agreed to pay Kelysoft 50,000 shares of
Cellcom's restricted and unregistered common stock. We agreed to use reasonable efforts to file, within a period of one year from the date of the license, a registration statement for the resale of the shares. Kelysoft agreed to defend or settle any claim against us that the licensed software infringes a United
States patent or copyright. Kelysoft may terminate the license if we materially breach the agreement and do not cure the breach within thirty days of receipt of written notice of such breach. We may terminate the license at any time for any reason. Neither party can assign any right or interest in the license without the prior written approval of the other party.

NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES

We are not aware of any current, pending, or proposed legislation or regulations which would require government approval of our products or services as proposed to be conducted.

From time to time, federal and state legislators and regulators propose legislation or regulations affecting the telecommunications industry that could beneficially or adversely affect our business. Any such legislation or regulation, if adopted, could have a material adverse impact on our operations by increasing our costs and adversely affecting our revenue.

GOVERNMENTAL REGULATIONS ON THE BUSINESS

We are not aware of any governmental regulations of our products or services, although we are aware that there are significant governmental regulations concerning the wireless communications systems.

The licensing, construction, operation, sale, resale and interconnection arrangements of wireless communications systems are regulated to varying degrees by the FCC, and, depending on the jurisdiction, state and local regulatory agencies. These regulations may include, among other things, required service features and capabilities, such as universal number portability or emergency 911 service. In addition, the FCC, together with the Federal Aviation Administration regulates tower marking and lighting. Any of these agencies having jurisdiction over the air time provider that we utilize in our business could adopt regulations or take other actions that could adversely affect the business of the air time provider, and thereby adversely affect our business.

                                       25

FCC licenses to provide wireless services are subject to renewal and revocation.
There may be competition for wireless services licenses upon their expiration and we cannot assure you that the FCC will renew them. FCC rules require all wireless licensees to meet specified build out requirements. There can be no assurance that AT&T Wireless Group will be able to meet these requirements in each market. Failure to comply with these requirements in a given license area could result in revocation or forfeiture of such license for that license area or the imposition of fines on the wireless service provider by the FCC. If that happens, our business could be adversely affected.

EMPLOYEES

We currently have two employees. We may periodically hire additional employees, including part-time clerical and administrative help, as we find is necessary.

OFFICE FACILITIES

We maintain our executive offices in approximately 1,000 square feet in
Brooklyn, New York, pursuant to a three year sublease expiring on April 30,
2004, at an annual rent of approximately $9,600. We subleased the premises at prevailing market rates from Network Communications Technologies, Inc., which is a company owned by our Chief Executive Officer and Director, Albert Ash. There
is no limitation to the use of the property by Network Communications
Technologies that could restrict Cellcom Tech's use of the property, except that if the owner of the premises sells the property to a third party, the lease between the owner and Network Communications Technologies and our sublease with
Network Communications Technologies may be terminated at the owner's election.
We believe that our offices are adequate for our existing operations and we have no present intentions to renovate or improve our facility or seek new facilities. We do not carry insurance coverage for our executive offices.

LEGAL PROCEEDINGS

We are not a party to, and none of our property is subject to, any pending or threatened legal or governmental proceedings.

                                       26

                                 OUR MANAGEMENT

Directors and Executive Officers

Our present directors and executive officers are listed in the table below.

NAME                 AGE        POSITION
----                 ---        --------

Albert Ash           47         Chief Executive Officer, Secretary and Director
Hay Abeckaser        35         President, Treasurer, and Chairman of the Board

Our directors are elected annually to serve for one year and hold office until the next annual meeting of the shareholders and until their successors are elected and qualified. Our officers are elected by the Board of Directors at the first meeting after each annual meeting of our shareholders, and hold office until their death, resignation or removal from office.

MANAGEMENT PROFILES

Albert Ash, Chief Executive Officer, Secretary and Director

Albert Ash has served as Chief Executive Officer, Secretary and a director since
March 5, 2001. Ash devotes 50% of his working time to the business affairs of
Cellcom Tech. From 1995 to the present, he has owned and continues to operate
Network Communications Technologies, Inc., a retail wireless communications store located in Brooklyn, New York. From 1988 to 1994, he owned and operated
The Market Place Inc., a retail electronics store in New York City. From 1980 to
1987, he was a national sales manager and owner of Studio 1 Exports Inc., a retail electronics store in New York City. In 1976, Ash received a Bachelor of
Arts degree in Business Administration and Computer Science from Bar Elan
University Israel, in Tel Aviv, Israel.

Hay Abeckaser, Chairman of the Board, President, and Treasurer.

Hay Abeckaser has served as Cellcom Tech's President, Treasurer and Chairman of
the Board since incorporation on March 5, 2001. From 1998 to 2000, he worked for
World 1 Communications, a telecommunications service company located in
Brooklyn, New York, as a manager. From 1995 to 1998, he was a consultant to
Kelysoft Ltd., an Israel telecommunications service company. From 1997 to 1998,
Abeckaser was President of Communications Nationwide Network Inc., a dealer of calling cards located in Brooklyn, New York. From 1995 to 1998, Abeckaser engaged, on a part-time basis, in Talmudic studies at Yad Shmuel Ve Tora, located in Jerusalem, Israel and at Chaim Shaal, located in Brooklyn, New York.

COMMITTEES OF THE BOARD OF DIRECTORS

We presently do not have any committees of the Board of Directors. We may establish an Audit Committee in the year 2001 that will be responsible for reviewing our auditing programs, overseeing the quarterly regulatory reporting process, overseeing internal audits as necessary, receiving and reviewing the results of each external audit, and reviewing management's response to auditor's recommendations. Our present directors, all of whom serve in executive officer positions, currently perform the duties that would be designated to the Audit
Committee.

OTHER INFORMATION ABOUT DIRECTORS

None of the directors are directors of other reporting companies, are associated by family relationships, or have been involved in legal proceedings.

                                       27

CONFLICTS OF INTEREST

Potential investors should be aware of the following potential conflicts of interest:

     o    None of our officers and directors are required to commit their full time to our affairs and, accordingly, such persons may have conflicts of interest in allocating management time among various business activities.
     o    In the course of their business activities, our officers and directors may have become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Such person may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
     o    Other cellular services companies compete with our company.
     o    Mr. Ash maintains an ownership and management interest in a cellular retail store, which might be deemed a business with competing interests to Cellcom Tech.

Under New York's Business Corporation Law, and under a board of directors resolution adopted by Cellcom Tech, an officer or director may not usurp a corporate opportunity. A corporate opportunity is defined to include those opportunities that Cellcom Tech needs or is seeking, or as to which it has a tangible expectancy, or that the directors, officers, or controlling shareholders are otherwise under a duty to acquire for Cellcom Tech. Under New
York's Business Corporation Law ss. 713(1), an officer or director may take advantage of the business opportunity personally if the following conditions are satisfied:

     o    he must present the opportunity to Cellcom Tech;
     o    he must disclose all material facts;and
     o    Cellcom Tech then decides not to pursue the opportunity, as decided by a vote of a majority of the disinterested directors.

Our corporate policy is in effect as a protection for our investors.

As a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the conflicts will be resolved in our favor.

                                       28

                             EXECUTIVE COMPENSATION

SUMMARY EXECUTIVE COMPENSATION

We have not paid any compensation to our Chief Executive Officer or any of our other employees for services to date since our incorporation on March 5, 2001.

OPTION GRANTS

We did not grant any options to persons named in the preceding Summary Executive
Compensation section since our incorporation.

OPTION EXERCISES AND VALUES

We did not grant any options to persons named in the preceding Summary Executive
Compensation section since our incorporation, and none of the individuals named in the Summary Executive Compensation section holds any stock options.

DIRECTOR COMPENSATION

We have never compensated members of the Board of Directors for their services, and have never reimbursed directors for their reasonable out-of-pocket expenses incurred in connection with their attendance at board meetings and for other expenses incurred in their capacity as directors.

We presently do not have a defined compensation plan for members of our Board of
Directors. We reserve the right to compensate members of the Board of Directors for their services on the Board at reasonable rates, including by issuing stock options, and reimbursement of expenses for their attendance at each Board meeting.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Pursuant to a one-year oral agreement commencing as of March 5, 2001, Albert Ash serves as Chief Executive Officer of Cellcom Tech. We do not presently pay Ash a salary. After the commencement of active business operations and the receipt of approximately $50,000 in gross revenues from the sale of prepaid services,
Cellcom Tech intends to start paying to Ash an annual salary of approximately
$36,000, or such other amount, as the Board of Directors deems appropriate. Ash will devote 50% of his working time to the business affairs of Cellcom Tech.

Pursuant to a one-year oral agreement commencing as of March 5, 2001, Hay
Abeckaser serves as President of Cellcom Tech. We do not presently pay Abeckaser a salary. After the commencement of active business operations and the receipt of approximately $50,000 in gross revenues from the sale of prepaid services,
Cellcom Tech intends to start paying to Abeckaser an annual salary of $50,000, or such other amount, as the Board of Directors deems appropriate.

We do not presently have a written employment agreement with any person. We reserve the right to enter into written employment agreements with our executive officers and other employees for their services at competitive compensation rates, including bonuses and other benefits, including issuance of stock options, as may be determined by Cellcom Tech's Board of Directors.

                                       29

                           OWNERSHIP OF OUR SECURITIES

The table below sets forth the shares of our common stock beneficially owned by each officer, by each director, and by all of our officers and directors as a group as of January 29, 2002.

Other than our officers and directors, we do not have a shareholder who is the beneficial owner of more than 5% of the outstanding shares of our common stock as of January 29, 2002.

All persons named in the table have the sole voting and dispositive power, unless otherwise indicated, with respect to common stock beneficially owned.

The table is based upon beneficial ownership determined as of January 29, 2002, when we had 5,240,500 shares of common stock outstanding, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus.

                             Amount and                          Percent After    Percent After
Name and Address of          Nature of               Percent        Minimum          Maximum
Beneficial Owner             Beneficial Owner    Before Offering    Offering         Offering
----------------             ----------------    ---------------    --------         --------

Hay Abeckaser                       4,200,000              80.2%       69.5%            58.0%
Albert Ash                            500,000               9.5%        8.3%             6.9%
All officers and directors          4,700,000              89.7%       77.8%            64.9%
   as a group (2 persons)

The address of each of the persons named in the table, unless otherwise indicated, is c/o Cellcom Tech, Inc., 478 Coney Island Ave, Brooklyn, New York
11218.

CHANGES IN CONTROL

We do not have any arrangements that may result in a change in control.

                                       30

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2001, we sold 4,200,000 shares of common stock to Hay Abeckaser, our
President and Chairman of the Board, for $19,320, in a transaction deemed to be exempt under Section 4(2) of the Securities Act. We made a determination that he was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

In March 2001, we sold 500,000 shares of common stock to Albert Ash, our Chief
Executive Officer and Director, for $2,300, in a transaction deemed to be exempt under Section 4(2) of the Securities Act. We made a determination that he was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

We entered into a Product and Technology License Agreement, dated as of March 5,
2001, with Hay Abeckaser, who is our company's founder, President and Chairman of the Board. The agreement provides us with the exclusive, perpetual, royalty-free, worldwide license to produce, market and distribute the product and technology that enable certain capabilities in connection with the use of a cellular phone, including the activation of the cellular phone, tracking of time made on a cellular phone, calculation of a pre-set time limit on the cellular phone, phone calls, and addition of prepaid time onto a cellular phone account, including a computer software program that, when used in connection with certain computer chips that can be installed in certain cellular phones, can perform the capabilities described above. The license includes such proprietary information, process, method and documentation as Abeckaser owns. For the license, we paid
Abeckaser a one-time sum of $10. Abeckaser will indemnify Cellcom Tech against any claim that the product as delivered by Abeckaser infringes any third party's patent, copyright or trade secret under the laws of the United States. Abeckaser will indemnify Cellcom Tech against any claim arising before the date of this
Agreement, including any claims by suppliers, consultants, or other third parties engaged by Abeckaser prior to the date of this Agreement. The agreement does not provide for termination without cause or due to a change of control of
Cellcom Tech. The license may be terminated by either party if the other party commits a material breach of the agreement which is uncured, or by Cellcom Tech if Abeckaser gives notice to Cellcom Tech that for more than 60 days he has been the subject of any voluntary or involuntary proceeding relating to bankruptcy, insolvency, liquidation, receivership, composition of or assignment for the benefit of creditors.

We maintain our executive offices in approximately 1,000 square feet in
Brooklyn, New York, pursuant to a three year sublease expiring on April 30,
2004, at an annual rent of approximately $9,600. We subleased the premises from a company which is owned by our Chief Executive Officer and Director, Albert
Ash, at prevailing market rates in an arms'-length transaction.

Between July1 and September 30, 2001, Hay Abeckaser loaned $4,902 to Cellcom
Tech. The loan is repayable on demand without interest.

                                       31

                              PLAN OF DISTRIBUTION

LIMITED STATE REGISTRATION

We intend to qualify or register the sales of the units, and the securities included in the units, in a limited number of states. We will not accept subscriptions from investors who are residences of other states.

TERMS OF SALE OF THE SHARES

We are offering our common stock on a 160,000 unit minimum, 400,000 unit maximum best efforts basis at a price of $5.00 per unit through our officers and directors. We have not retained any underwriters, brokers or placement agents in connection with the offering. However, we reserve the right to use brokers or placement agents and could pay commissions equal to as much as 10% of the gross proceeds from the sales of any such shares made by such broker-dealer or agent, and up to a 3% non-accountable expense allowance payable to defray expenses in connection with the sale of the units, and warrants, exercisable for five years at 110% of the offering price, to purchase up to 10% of the number of shares sold by such broker-dealer or agent.

We have determined the initial offering price of the units, and the exercise price of the warrants, arbitrarily. Among the factors we considered were:

o    the nature and scope of our operations, our current financial condition and financial requirements;
o    estimates of our business potential and prospects, the perceived market demand for our products;
o    the general condition of the equities market; and
o    the valuations of other companies in our market segment, and other factors.

No sales commissions will be paid to any of our officers or directors. We will reimburse our officers and directors for expenses incurred in connection with the offer and sale of the shares. Prospective investors must purchase the shares in increments of 1,000 units. The minimum offering amount is 160,000 units, and we will not conduct a closing on any portion of the offering unless we receive subscriptions for at least 160,000 units that we decide to accept. All proceeds of this offering will be deposited in an interest bearing escrow account with
Continental Stock Transfer & Trust Company, New York, New York. These funds, plus interest and without deduction for the expenses of the escrow agent, will be promptly returned to subscribers should we fail to sell the minimum number of shares in this offering.

We have the right to accept or reject any subscription for shares offered, in whole or in part, for any reason or for no reason. This offering may remain open until all shares offered are sold or _________, 200_, [nine months from the date of this prospectus], whichever is earlier. We reserve the right to extend this offering in our discretion until _______, 200_ [one year from the date of this prospectus]. We may terminate this offering at any time.

We estimate that expenses we incur in connection with this offering will be about $125,000, consisting of approximately $1,140 for SEC registration fee,
$70,000 in legal fees, $14,000 in Blue Sky fees, $25,000 in accounting fees,
$5,000 in transfer agent and escrow agent fees, and $9,860 in printing expenses.
We may incur additional expenses if we decide to engage a broker-dealer to conduct any sales.

Our officers and directors who will be involved in the selling process are Hay
Abeckaser and Albert Ash. Hay Abeckaser is President and Chairman of the Board
of Cellcom Tech. Albert Ash is Chief Executive Officer and serves on the Board of Directors. To the extent Hay Abeckaser and Albert Ash are involved in the selling process, they will rely on Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sale of units. Under Rule 3a4-1 of the Exchange Act, each of Hay Abeckaser and
Albert Ash will not be deemed a "broker," as defined in the Exchange Act, solely by reason of participation in this offering, because:

                                       32

o    each of Messrs. Abeckaser and Ash is not subject to any of the statutory disqualifications in Section 3(a)(39) of the Exchange Act;
o    each of Messrs. Abeckaser and Ash will not be compensated in connection with his participation by payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
o    each of Messrs. Abeckaser and Ash is not an associated person of a broker-dealer;
o    each of Messrs. Abeckaser and Ash primarily performs substantial duties for
     Cellcom Tech other than in connection with transactions in securities;
o    each of Messrs. Abeckaser and Ash was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months;
     and
o    each of Messrs. Abeckaser and Ash will not participate in selling an offering of securities for any issuer more than once every 12 months.

Our officers and directors intend to comply with the guidelines enumerated in
Rule 3a4-1. Our officers, directors and affiliates of Cellcom Tech may purchase up to a maximum of 20,000 units in the offering to satisfy the minimum offering requirement on the same terms and price as all other purchasers in the offering, except that any such purchase by an officer, director or affiliate of Cellcom
Tech will be for investment purposes and not for resale.

ESCROW AGREEMENT

We have entered into an escrow agreement with Continental Stock Transfer &
Trust Company, New York, New York pursuant to which it will hold all funds deposited with it by purchasers until the minimum offering of $800,000 has been received. If the minimum offering amount has not been reached by _______, 200_, which period may be extended until __________, 200_, at our option, all funds held in the escrow account will be returned to the subscribers promptly by the escrow agent with interest and without deduction for the expenses of the escrow agent.

USE OF A BROKER-DEALER

We may locate one or more broker-dealers who may offer and sell the units on terms acceptable to us. If we determine to use a broker-dealer, such broker-dealer must be a member in good standing of the National Association of
Securities Dealers, Inc. and registered, if required, to conduct sales in those states in which it would sell the shares. We anticipate that we may pay up to
10% of the gross proceeds from the sales of any such units made by such broker-dealer or agent, and up to a 3% non-accountable expense allowance payable to defray expenses in connection with the sale of the units, and warrants, exercisable for five years at 110% of the offering price, to purchase up to 10%
of the number of shares sold by such broker-dealer or agent.

If a broker-dealer were to sell units, it is likely that such broker-dealer would be deemed to be an underwriter of the securities as defined in Section
2(11) of the Securities Act and we would be required to obtain a no-objection position from the National Association of Securities Dealers, Inc. regarding the underwriting and compensation terms entered into between us and such potential broker-dealer. In addition, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part to disclose the name of such selling broker-dealer and the agreed underwriting and compensation terms. As of the date of this prospectus we have no agreements or understandings with any broker-dealer to offer units for sale.

In order to comply with the applicable securities laws, if any, of certain states, the units will be offered or sold in such states through registered or licensed brokers or dealers in those states.

                                       33

                          DESCRIPTION OF OUR SECURITIES

GENERAL

Our authorized capital stock consists of 20,000,000 shares of common stock, par value $.001 per share.

UNITS

Each unit consists of five shares of common stock, three class A warrants, and two class B warrants. Each class A warrant entitles the holder to purchase one share of common stock, which share will be restricted from transfer for a one year period from the date of this prospectus. Each class B warrant entitles the holder to purchase one share of common stock. The common stock, the class A warrants, and the class B warrants are immediately detachable and transferable.

COMMON STOCK

As of January 29, 2002, we had 5,240,500 shares of common stock issued and outstanding.

DIVIDEND POLICY

The holders of the outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may from time to time determine. We have not paid any cash dividends on our common stock and do not expect to declare or pay any cash dividends in the near future. We intend to retain any future earnings for use in our business. Future cash dividends, if any, will be at the discretion of our
Board of Directors and are subject to certain limitations imposed by the New
York Business Corporation Law. The timing, amount and form of dividends, if any, will depend, among other things, on our results of operations, financial condition, cash requirements and other factors deemed relevant by our board of directors. Upon our liquidation, dissolution, or winding up, our assets that are legally available for distribution to the stockholders will be distributed on a pro rata basis among the holders of the shares.

VOTING RIGHTS

The holders of the common stock are entitled to cast one vote for each share held of record on all matters presented to stockholders.

NO CUMULATIVE VOTING

The holders of common stock do not have cumulative voting rights. In the election of directors, the votes of the holders of more than 50% of our outstanding shares can elect all of our directors, and the holders of the remaining shares will be unable to elect any of our directors.

PREEMPTION RIGHTS

Our certificate of incorporation does not provide that the holders of common stock have any preemptive right.

                                       34

WARRANTS

Each class A warrant entitles the registered holder to purchase at the price of
$1.00 one share of our common stock at any time commencing on the date of this prospectus and ending at 5:00 p.m., New York City time one year from the date of this prospectus. The common stock underlying the class A warrants will be restricted from transfer, by means of a restrictive legend on stock certificates evidencing the shares and by means of stop transfer orders with the transfer agent, for a one year period beginning with the date of this prospectus and ending on the one year anniversary date of this prospectus. Therefore, regardless of when the holder exercises a class A warrant during the one year exercise period, the earliest date that the holder will be permitted to transfer the underlying share will be 366 days from the date of this prospectus.

Each class B warrant entitles the registered holder to purchase at the price of
$3.50 one share of common stock at any time commencing on the date of this prospectus and ending at 5:00 p.m., New York City time two years from the date of this prospectus.

We may call the warrants, as a class, in whole and not in part, at our option, at a price of $0.10 per warrant at any time after the warrants become exercisable upon not less than 30 days' prior written notice, provided that the reported last sale price of the common stock equals or exceeds $2.50 per share to trigger redemption of class A warrants and $5.00 per share to trigger redemption of class B warrants, for the 20 consecutive trading days ending on the third business day prior to the notice of redemption to the warrantholders.
The warrantholders shall have exercise rights until the close of business on the date fixed for redemption.

The warrants will be issued in registered form under a warrant agreement between us and the transfer agent for the warrants. We intend to use Continental Stock
Transfer & Trust Company as the warrant agent.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

We have the right, in our sole discretion, to decrease the exercise price of the warrants for a period of not less than 30 days on not less than 30 days' prior written notice to the warrantholders. In addition, we have the right, in our sole discretion, to extend the expiration date of the warrants on five business days' prior written notice to the warrantholders.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock.

No class A or class B warrants will be exercisable unless at the time of exercise the prospectus relating to the securities issuable upon exercise of such warrants is current and such securities have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such warrants. We have agreed to meet these conditions and to maintain a current prospectus relating to securities issuable upon exercise of the class A and class B warrants until the expiration of the warrants, under the terms of the warrant agreement. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the securities issuable upon the exercise of the warrants is not current or if such securities are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. However, if a warrantholder exercises all warrants then owned of record by the warrantholder, we will pay to such warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to such warrantholder, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date.

                                       35

RIGHTS OF CERTAIN SHAREHOLDERS

On March 5, 2001, we sold 25,000 shares of restricted common stock to Danny Ory for $115. Ory has the right to have the number of shares he purchased adjusted upward such that he can acquire additional shares of Cellcom Tech. We may not know for a period of up to approximately four years the exact number of additional shares that Ory may acquire under this arrangement. While we are not obligated to create a public market for our common stock, if a public market does not exist before March 6, 2003, we will issue 25,000 additional shares to
Ory. If a public market for our common stock were to exist before March 6, 2003, then the number of additional shares that Ory can acquire would depend on the achievement of certain share price levels for the common stock within a two year period commencing on the first day that a public securities market for our common stock exists. If during such two year period that a public market exists, the sale price per share of our common stock in the public securities market does not equal or exceed $10 per share at any time on at least five business days during such two year period that a public market exists, when his 25,000 shares are eligible for sale, then Ory may exercise his right to acquire additional shares for up to a period of thirty days after the end of such two year period that a public market exists. Ory may elect to receive additional shares so that he will own, after giving effect to the number of shares acquired upon the exercise of the right, shares with a market value of $250,000, but not more than 50,000 shares in the aggregate. For example, if the market value per share achieved is $8.00 at any time during such two year period that a public market exists, then at the time the right is exercised, Ory's shares using the
$8.00 price shall be valued at $200,000, and Ory shall be entitled to receive an additional 6,250 shares, such that he would own an aggregate of 31,250 shares valued at an aggregate of $250,000 using the $8.00 price. If the $10 price threshold is reached at any time during the two year period that a public market exists on at least five business days when Ory's 25,000 shares are eligible for sale in the public securities market, then the right to acquire additional shares shall automatically and immediately terminate as of the next business day.

On March 5, 2001, we sold 50,000 shares of restricted common stock to Best
Telecommunications & Technology, Inc. for $115. Best Telecommunications has the
right to have the number of shares it purchased adjusted upward such that it can acquire additional shares of Cellcom Tech. We may not know for a period of up to approximately four years the exact number of additional shares that Best
Telecommunications may acquire under this arrangement. While we are not obligated to create a public market for our common stock, if a public market does not exist before March 6, 2003, we will issue 50,000 additional shares to
Best Telecommunications. If a public market for our common stock were to exist before March 6, 2003, then the number of additional shares that Best
Communications can acquire would depend on the achievement of certain share price levels for the common stock within a two year period commencing on the first day that a public securities market for our common stock exists. If during such two year period that a public market exists, the sale price per share of our common stock in the public securities market does not equal or exceed $5 per share at any time on at least five business days during such two year period that a public market exists, when its 50,000 shares are eligible for sale, then
Best Telecommunications may exercise its right to acquire additional shares for up to a period of thirty days after the end of such two year period that a public market exists. Best Telecommunications may elect to receive additional shares so that it will own, after giving effect to the number of shares acquired upon the exercise of the right, shares with a market value of $250,000, but not more than 100,000 shares in the aggregate. For example, if the market value per share is $4.00 at the time the right is exercised, so that Best
Telecommunications's shares are valued at $200,000, then Best Telecommunications shall be entitled to receive an additional 12,500 shares, such that it would own an aggregate of 62,500 shares valued at an aggregate of $250,000. If the $5 price threshold is reached at any time during the two year period that a public market exists on at least five business days when Best Telecommunications's
50,000 shares are eligible for sale in the public securities market, then the right to acquire additional shares shall automatically and immediately terminate as of the next business day.

PROVISIONS REGARDING CHANGE OF CONTROL

Our certificate of incorporation and by-laws do not contain any provisions that are designed to delay, defer or prevent a change in control of Cellcom Tech.

                                       36

Our Board of Directors is not presently aware of any takeover attempts of
Cellcom Tech and is not aware of any agreements that exist in the event of a change of control. The Board is Directors does not have any current plans to propose any changes to the charter documents or corporate structure that would have an anti-takeover purpose or effect.

New York has enacted a business combination statute that is contained in Section
912 of the New York Business Corporation Law. Section 912 provides, among other things, that any person who acquires twenty percent or more of a corporation's outstanding voting stock may not engage in a wide range of business combinations with the corporation for a period of five years of the control acquisition date unless the transaction was approved by the corporation's board of directors prior to the control acquisition date.

A business combination is defined in the New York Business Corporation Law to include:

     o    mergers or consolidations of a corporation with a shareholder owning
          20% of the voting stock;
     o    certain transactions with a shareholder owning 20% of the voting stock that involves ten percent or more of the market value of the corporation's assets;
     o    certain transactions with a shareholder owning 20% of the voting stock that involves ten percent or more of the aggregate market value of the corporation's outstanding stock;
     o    certain transactions with a shareholder owning 20% of the voting stock that involves ten percent or more of the corporation's earning power or net income;
     o    certain transactions involving a shareholder owning 20% of the voting stock that results in that shareholder acquiring at least five percent of the market value of the corporation's outstanding stock;
     o    the adoption of any plan or proposal of a shareholder owning 20% of the voting stock for the liquidation or dissolution of the corporation;
     o    certain transactions resulting in increasing the proportionate share of the voting stock of the corporation owned by a shareholder owning
          20% of the voting stock; or
     o    the receipt by a shareholder owning 20% of the voting stock of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation, unless the benefit is given proportionately to all shareholders.

These restrictions do not apply under certain circumstances if the corporation's certificate of incorporation or by-laws contain a provision expressly electing not to be governed by Section 912.

Our certificate of incorporation and by-laws do not contain any provision electing not to be governed by Section 912. Our Board of Directors believes that the provisions of Section 912 will help ensure that a change in control of
Cellcom Tech does not occur without the consent of the Board of Directors or the stockholders of Cellcom Tech, or both, and will encourage any person who seeks to acquire control of Cellcom Tech to do so by a negotiated transaction.

MARKET INFORMATION

There is no public trading market for our common stock. We may seek to have our common stock quoted on the OTC Bulletin Board after the completion of this offering.

HOLDERS

The number of holders of record of our common stock as of January 29, 2002 was ten.

TRANSFER AGENT

Continental Stock & Transfer Company, New York, New York, is our transfer agent and registrar for our units, common stock, class A warrants, and class B warrants.

                                       37

                         SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, assuming that the warrants included in the units are not exercised, we will have 6,040,500 shares of common stock outstanding if the minimum number of units offered are sold, or 7,240,500 shares of common stock outstanding if the maximum number of units offered are sold. An additional 800,000 shares of common stock, which have been registered under the registration statement of which this prospectus forms a part, are issuable upon the exercise of class B warrants. An additional 1,200,000 shares of common stock are issuable upon the exercise of class A warrants, although the shares underlying the class A warrants will be restricted from transfer for a one year period measured from the date of this prospectus. The shares of common stock and the warrants included in the units sold in this offering and the shares underlying the class B warrants will be freely tradable without restriction or further registration under the Securities Act, except for any securities purchased by an "affiliate", in general, a person who has a control relationship with us, which will be subject to the limitations of Rule 144 adopted under the
Securities Act. All of the remaining shares are deemed to be
"restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act.

In general, under Rule 144, subject to the satisfaction of certain other conditions, commencing 90 days after the date of this prospectus, a person, including an affiliate of Cellcom Tech or persons whose shares are aggregated, who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume of our common stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been an affiliate of us for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

We currently have 5,240,500 shares of common stock outstanding, and none of those shares are currently eligible for resale under Rule 144 of the Securities
Act.

On March 6, 2002, approximately 325,000 shares will become eligible for resale under Rule 144. On March 7, 2002, an additional 160,500 shares will become eligible for resale under Rule 144. On April 7, 2002, an additional 5,000 shares will become eligible for resale under Rule 144. On November 14, 2002, an additional 50,000 shares will be eligible for resale under Rule 144. On March 6,
2003, an additional 4,700,000 shares will become eligible for resale under Rule
144.

No predictions can be made as to the effect, if any, that sales of shares under
Rule 144 or otherwise or the availability of shares for sale will have on the market, if any, prevailing from time to time. Sales of substantial amounts of the common stock relative to Rule 144 or otherwise may adversely affect the market price of the common stock offered.

                                       38

                                  LEGAL MATTERS

The validity of the securities we are offering in this prospectus will be passed upon for us by Law Offices of Dan Brecher, New York, New York. We entered into an agreement in March 2001 with the Law Offices of Dan Brecher whereby we sold to Brecher 160,500 shares of our common stock for $300.

                                     EXPERTS

The financial statements of Cellcom Tech, Inc. as at September 30, 2001, included in this prospectus, have been audited by Freeman & Davis LLP, independent auditors, as stated in their report appearing in this prospectus, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

                                 INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form SB-2 under the
Securities Act filed by us with the Securities and Exchange Commission. This prospectus omits certain information set forth in the registration statement and the exhibits filed with the registration statement. For further information about us and the shares offered by this prospectus, reference is made to the registration statement and the exhibits filed with it. A copy of the registration statement and the exhibits filed may be inspected without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth
Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such office upon the payment of the fees prescribed by the SEC and at the SEC regional offices located at the
Northwestern Atrium Center, 500 West Madison Street, Suite #1400, Chicago,
Illinois 60661 and 233 Broadway, New York, New York 10279. Please call the SEC at 1-800-SEC-0330 for further information about its public reference room. The
SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The address of the website is http://www.sec.gov.
Our registration statement and the exhibits we filed electronically with the SEC are available on this site.

                                       39

                          INDEX TO FINANCIAL STATEMENTS

                                                                        PAGE
                                                                        ----

INDEPENDENT AUDITORS' REPORT                                             F-1

FINANCIAL STATEMENTS:

     BALANCE SHEET                                                       F-2
     STATEMENT OF OPERATIONS                                             F-3
     STATEMENT OF CASH FLOWS                                             F-4
     STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)                         F-5
     NOTES TO FINANCIAL STATEMENTS                                  F- 6 - F- 10

                                       40

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Board of Directors and Stockholders
of Cellcom Tech, Inc.:

     We have audited the accompanying balance sheet of Cellcom Tech, Inc., a New
York State corporation, as at September 30, 2001 and the related statements of operations, cash flows and stockholders' equity (deficit) for the period March
5, 2001 (inception) to September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cellcom Tech, Inc. as at
September 30, 2001 and the results of its operations and its cash flows for the period March 5, 2001 (inception) to September 30, 2001, in conformity with accounting principles generally accepted in the United States.

     The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and is dependent upon raising additional capital to continue its development stage operations, which raises substantial doubt about its ability to continue as a going concern.
These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                               /s/ FREEMAN & DAVIS LLP

New York, New York
October 31, 2001, except as to Note 6,
   which is as of November 14, 2001

   which is as of November 14, 2001,
   and Note 1.B.,
   which is as of January 11, 2002

                                      F-1

                               CELLCOM TECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                            AS AT SEPTEMBER 30, 2001

                                     ASSETS
                                     ------

CURRENT ASSETS

   Cash                                                              $      17
   Prepaid expenses                                                      2,000
                                                                     ---------

     TOTAL CURRENT ASSETS                                                         $   2,017

OTHER ASSETS

   Expenses preparatory to an offering of
      the Company's common stock                                        67,248
   Security deposit with service provider                                6,782
                                                                   -----------

      TOTAL OTHER ASSETS                                                             74,030
                                                                                  ---------

                                                                                   $ 76,047

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

CURRENT LIABILITIES

   Accounts payable                                                 $   82,350
   Accrued expenses payable                                              7,000
   Advances from stockholder                                             4,902
                                                                    ----------

     TOTAL CURRENT LIABILITIES                                                     $ 94,252

STOCKHOLDERS' EQUITY (DEFICIT)

   Common stock, $0.001 par value per share:
         Authorized                        20,000,000 shares
         Issued and outstanding      5,190,500 shares                    5,191
   Additional paid-in capital                                           28,056
   Deficit accumulated during the development stage                    (51,452)
                                                                     ---------

         TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                       (18,205)
                                                                                  ---------

                                                                                   $ 76,047

The accompanying notes are an integral part of these financial statements.

                                       F-2

                               CELLCOM TECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

                 MARCH 5, 2001 (INCEPTION) TO SEPTEMBER 30, 2001

REVENUE                                                           $       -
                                                                  ---------

EXPENSES
   Organization costs                                                 7,713
   General expenses                                                  43,739
                                                                  ---------

TOTAL EXPENSES                                                       51,452
                                                                  ---------

NET LOSS                                                          $ (51,452)
                                                                  =========

BASIC NET LOSS PER COMMON SHARE                                   $   (0.01)
                                                                  =========

The accompanying notes are an integral part of these financial statements.

                                       F-3

                               CELLCOM TECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                 MARCH 5, 2001 (INCEPTION) TO SEPTEMBER 30, 2001

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                         $(51,452)
   Adjustments to reconcile net loss to net cash
      used in operating activities:
      Noncash item:
         Value of services contributed to the Company
            by certain executive officers                              9,924
      Changes in assets and liabilities affecting
         operating activities:
         Increase in assets:
            Prepaid expenses                                          (2,000)
            Security deposit with service provider                    (6,782)
         Increase in liabilities:
            Accounts payable                                          33,922
            Accrued expenses payable                                   7,000
                                                                    --------

NET CASH USED IN OPERATING ACTIVITIES                                 (9,388)
                                                                    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock                             23,323
   Advances from stockholder                                           4,902
   Payments for expenses preparatory to a public offering of the
      Company's securities                                           (18,820)
                                                                    --------

NET CASH PROVIDED BY FINANCING ACTIVITIES                              9,405
                                                                    --------

CASH AT SEPTEMBER 30, 2001                                          $     17
                                                                    ========

SUPPLEMENTAL INFORMATION ABOUT
   CASH PAYMENTS IS AS FOLLOWS:
      Cash payments of interest                                     $   --
      Cash payments for income taxes                                $   --

SUPPLEMENTAL INFORMATION ABOUT
   NONCASH FINANCING ACTIVITIES:
     Expenses preparatory to an offering of the Company's
        securities financed by accounts payable                     $ 48,428

The accompanying notes are an integral part of these financial statements.

                                      F-4

                               CELLCOM TECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                 MARCH 5, 2001 (INCEPTION) TO SEPTEMBER 30, 2001

                                                                               DEFICIT
                                            COMMON STOCK                     ACCUMULATED
                                        -------------------     ADDITIONAL   DURING THE
                                                                 PAID-IN     DEVELOPMENT
                            TOTAL         SHARES     AMOUNT      CAPITAL        STAGE
                           -------      ---------    ------     ----------   -----------
Common stock issued
   for cash                $  23,323    5,190,500   $   5,191   $  18,132    $   --

Value of services
   contributed to the
   Company by certain
   executive officers          9,924         --          --         9,924        --

Net loss - March 5, 2001
   (inception) to
   September 30, 2001        (51,452)        --          --          --       (51,452)
                           ---------    ---------   ---------   ---------   ---------

BALANCE -
   SEPTEMBER 30, 2001      $ (18,205)   5,190,500   $   5,191   $  28,056   $ (51,452)
                           =========    =========   =========   =========   =========

The accompanying notes are an integral part of these financial statements.

                                      F-5

                               CELLCOM TECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2001

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          ------------------------------------------

          A.   DESCRIPTION OF BUSINESS ACTIVITIES
               ----------------------------------

                    Cellcom Tech. Inc. ("the Company") was organized on March 5,
               2001 under the laws of the State of New York. The Company has selected December 31st as its year-end for tax and financial reporting. The Company is presently in its development stage and intends to provide consumers with prepaid cellular products, initially in the New York City metropolitan area.

                    The Company is the owner of a product and technology
               license it acquired for a one-time sum of $10 from the Company's founder, President and Chairman of the Board (the majority stockholder). The license gives the Company the exclusive, perpetual, royalty-free, worldwide right to produce, market and distribute the product and technology that enable certain
               capabilities in connection with the use of cellular phones.

          B.   PROPOSED INITIAL PUBLIC OFFERING OF THE COMPANY'S SECURITIES
               ------------------------------------------------------------

                    The Company is currently in the process of an initial
               public offering of up to 400,000 units of its securities at an offering price of $5 per unit. The units will be sold on a
               160,000 unit minimum, 400,000 unit maximum best efforts basis.
               Each unit consists of five shares of common stock, three Class
               A warrants and two Class B warrants.

                    Expenses incurred in connection with the aforementioned
               offering are deferred and will be charged to additional paid-in capital upon the successful completion of the offering. If the offering is not consummated, such costs will be charged against operations.

          C.   USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS
               --------------------------------------------------

                    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                       F-6

                               CELLCOM TECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               SEPTEMBER 30, 2001

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
          ------------------------------------------

          D.   CONCENTRATIONS OF CREDIT RISK
               -----------------------------

                    Financial instruments which potentially expose the Company to concentrations of credit risk, as defined by Statement of
               Financial Accounting Standards No. 105, consist principally of cash.

                    The Company maintains its cash balances in a financial
               institution located in New York State. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As
               at September 30, 2001, all cash balances are covered by such insurance.

          E.   GOING CONCERN
               -------------

                    The accompanying financial statements have been prepared
               assuming that the Company will continue as a going concern. The
               Company is in the development stage and is dependent upon raising additional capital to continue its development stage operations, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this
               uncertainty.

NOTE 2.   ADVANCES FROM STOCKHOLDER
          -------------------------

               At September 30, 2001 the Company has received advances from a stockholder, aggregating $4,902 which are currently noninterest bearing.

                                      F-7

                               CELLCOM TECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               SEPTEMBER 30, 2001

NOTE 3.    COMMITMENTS
           -----------

               RIGHTS OF CERTAIN STOCKHOLDERS
               ------------------------------

                    Two stockholders, owning an aggregate of 75,000 shares of
               the Company's common stock, have the right to have the number of shares purchased by them adjusted upward such that each can receive additional shares of the Company's common stock if certain share price levels are not achieved within a two year period commencing on the first day the Company's common stock becomes listed or quoted on a United States public securities market. If during such two year period the sale price per share of the Company's common stock in the public securities market does not equal or exceed specified threshold amounts per share at any time on at least five business days when the 75,000 shares are eligible for sale, then each stockholder may exercise the right to receive additional shares. After the end of such two years, for a period of thirty days, each stockholder may elect to receive such additional common shares so that such stockholder will own, after giving effect to the shares received upon the exercise of the right, shares with a market value of $250,000, the number of additional shares however, not to exceed an amount equal to the original number of shares purchased. If the
               threshold price is reached at any time during the two year period on at least five business days when the stockholders' shares are eligible for sale in the public market, then the right to acquire additional shares shall automatically and immediately terminate as of the next business day.

                    A summary of these arrangements follow:

                                                                      MINIMUM/
                                                      REQUIRED        MAXIMUM
                                     NUMBER OF        THRESHOLD      NUMBER OF
                                       SHARES          MARKET        ADDITIONAL
                                     CURRENTLY       SALE PRICE        SHARES
                    STOCKHOLDER        OWNED         PER SHARE(*)    RECEIVABLE
                    -----------    -------------     ------------    ----------

                        1              50,000         $  5.00        0 - 50,000
                        2              25,000          $10.00        0 - 25,000
                                       ------                        ----------

                        TOTAL          75,000                        0 - 75,000
                                       ======                        ==========

                        (*)  Assuming a public securities market exists.

                         While the Company is not obligated to create a public
                    securities market for its common stock, if such a market
                    does not exist before March 6, 2003, the Company will issue an aggregate of 75,000 shares to the two stockholders.

                                      F-8

                               CELLCOM TECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               SEPTEMBER 30, 2001

NOTE 3.   COMMITMENTS (CONTINUED)
          -----------

               COMMUNICATION SERVICES AGREEMENT
               --------------------------------

                    The Company entered into a one year agreement with an
               unrelated communications service provider for telecommunication transmission services, which provides for a fixed monthly charge plus additional monthly charges based on time usage. As at
               September 30, 2001, the Company has paid a deposit of $6,782 to the service provider in connection with this agreement.

               REAL PROPERTY LEASE COMMITMENT
               ------------------------------

                    The Company entered into a sublease agreement for office
               facilities in Brooklyn, New York. The term of the sublease is for a three year period ending April 30, 2004. The annual rental for each year in the three year period under the sublease is $9,600.

                    Albert Ash, the chief executive officer, secretary, and a
               stockholder and a director of the Company is also the owner of a company which is the prime tenant of the office facilities which are being subleased to the Company.

                    Total rent expense for the period March 5, 2001 (inception)
               to September 30, 2001 was $2,400.

NOTE 4.   NET LOSS PER COMMON SHARE
          -------------------------

               Net loss per common share was calculated under SFAS No. 128,
          "Earnings per Share". Basic net loss per share is computed by dividing the net loss by the weighted average outstanding shares of 5,190,500 during the period. No effect has been given to the rights of certain stockholders to have the number of original shares purchased by them to be adjusted upward, inasmuch as such adjustment would be anti-dilutive.

                                      F-9

                               CELLCOM TECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               SEPTEMBER 30, 2001

NOTE 5.   DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
          -----------------------------------------------------

               The estimate of the fair value of each class of financial
          instruments for which it is practicable to estimate that value is based on the following methods and assumptions:

                  CASH, ACCOUNTS PAYABLE, ACCRUED EXPENSES PAYABLE AND ADVANCES
                  FROM STOCKHOLDER:

                    The carrying amounts of these items are assumed to be a
               reasonable estimate of their fair value due to their short-term nature.

NOTE 6.   SUBSEQUENT EVENT
          ----------------

               On November 14, 2001, the Company entered into a license
          agreement with an unrelated corporation for a non-exclusive, non-transferable worldwide license for a term of three years to use certain telephony related software products and equipment. Under the license, the Company agreed to pay the licensor 50,000 shares of its restricted and unregistered common stock, having an estimated fair value of $125,000, and to use reasonable efforts to file a registration statement for the resale of the shares within a period of one year from the date of the license. The cost of the license will be amortized to expense on a straight-line basis over the three year term of the license.

               Under the provisions of the aforementioned license agreement, the
          Company has a one year service agreement to receive from the licensor, installation, technical, consulting, maintenance and long-term support assistance. For each month that services are requested, the Company will be obligated to pay the licensor 3,000 shares of its restricted and unregistered common stock. The service agreement may be renewed for additional one year periods at the Company's option provided that the license agreement is in effect.

                                       F-10

                               CELLCOM TECH, INC.

                                  400,000 UNITS

                                   PROSPECTUS

                                __________, 2002

YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE INFORMATION OR TO MAKE ANY REPRESENTATIONS
DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS
PROSPECTUS NOR THE SALE OF UNITS MEANS THAT INFORMATION CONTAINED IN THIS
PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT
AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY
CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS
UNLAWFUL. THESE SECURITIES ARE NOT BEING OFFERED OR SOLD IN ANY JURISDICTION
WHERE THEIR OFFER OR SALE IS NOT PERMITTED.

     UNTIL _____, 200_, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO
DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER
A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cellcom Tech's certificate of incorporation contains a provision that eliminates the personal liability of directors, to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law, as
the same may be amended and supplemented, to Cellcom Tech or Cellcom Tech's shareholders for damages for any breach of duty in a director's capacity. The provision eliminating the personal liability of directors does not apply if a judgment or other final adjudication adverse to a director establishes that the director's acts or omissions were in bad faith or involved intentional misconduct or involved a knowing violation of law or the director personally gained a financial profit or other advantage to which the director was not legally entitled to, or that the director's acts violated Section 719 of the New
York Business Corporation Law.

Cellcom Tech's certificate of incorporation provides that Cellcom Tech shall, to the fullest extent permitted by Article 7 of the Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under Article 7 from and against any and all of the expenses, liabilities, or other matters referred to in or covered by Article
7, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by Article 7, as to action in any capacity in which he served at the request of the corporation.

New York's Business Corporation Law contains certain provisions regarding the personal liability and indemnification of directors and officers. Article 7 of the Business Corporation Law provides the following:

Section 719. Liability of directors in certain cases.

     (a) Directors of a corporation who vote for or concur in any of the following corporate actions shall be jointly and severally liable to the corporation for the benefit of its creditors or shareholders, to the extent of any injury suffered by such persons, respectively, as a result of such action:

          (1) The declaration of any dividend or other distribution to the extent that it is contrary to the provisions of paragraphs (a) and (b) of section 510 (Dividends or other distributions in cash or property).

          (2) The purchase of the shares of the corporation to the extent that it is contrary to the provisions of section 513 (Purchase or redemption by a corporation of its own shares).

          (3) The distribution of assets to shareholders after dissolution of the corporation without paying or adequately providing for all known liabilities of the corporation, excluding any claims not filed by creditors within the time limit set in a notice given to creditors under articles 10
     (Non-judicial dissolution) or 11 (Judicial dissolution).

          (4) The making of any loan contrary to section 714 (Loans to directors).

     (b) A director who is present at a meeting of the board, or any committee thereof, when action specified in paragraph (a) is taken shall be presumed to have concurred in the action unless his dissent thereto shall be entered in the minutes of the meeting, or unless he shall submit his written dissent to the person acting as the secretary of the meeting before the adjournment thereof, or shall deliver or send by registered mail such dissent to the secretary of the corporation promptly after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action. A director who is absent from a meeting of the board, or any committee thereof, when such action is taken shall be presumed to have concurred in the action unless he shall deliver or send by registered mail his dissent thereto to the secretary of the corporation or shall cause such dissent to be filed with the minutes of the proceedings of the board or committee within a reasonable time after learning of such action.

     (c) Any director against whom a claim is successfully asserted under this section shall be entitled to contribution from the other directors who voted for or concurred in the action upon which the claim is asserted.

     (d) Directors against whom a claim is successfully asserted under this section shall be entitled, to the extent of the amounts paid by them to the corporation as a result of such claims:

          (1) Upon payment to the corporation of any amount of an improper dividend or distribution, to be subrogated to the rights of the corporation against shareholders who received such dividend or distribution with knowledge of facts indicating that it was not authorized by section 510, in proportion to the amounts received by them respectively.

          (2) Upon payment to the corporation of any amount of the purchase price of an improper purchase of shares, to have the corporation rescind such purchase of shares and recover for their benefit, but at their expense, the amount of such purchase price from any seller who sold such shares with knowledge of facts indicating that such purchase of shares by the corporation was not authorized by section 513.

          (3) Upon payment to the corporation of the claim of any creditor by reason of a violation of subparagraph (a) (3), to be subrogated to the rights of the corporation against shareholders who received an improper distribution of assets.

          (4) Upon payment to the corporation of the amount of any loan made contrary to section 714, to be subrogated to the rights of the corporation against a director who received the improper loan.

     (e) A director shall not be liable under this section if, in the circumstances, he performed his duty to the corporation under paragraph (a) of section 717.

     (f) This section shall not affect any liability otherwise imposed by law upon any director.

Section 721. Nonexclusivity of statutory provisions for indemnification of directors and officers. The indemnification and advancement of expenses granted pursuant to, or provided by, this article shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this article shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

Section 722. Authorization for indemnification of directors and officers.

     (a) A corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contenders, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

     (c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     (d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and
action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed, by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

Section 723. Payment of indemnification other than by court award.

     (a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

     (b) Except as provided in paragraph (a), any indemnification under section
722 or otherwise permitted by section 721, unless ordered by a court under section 724 (Indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case:

          (1) By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be, or,

          (2) If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

               (A) By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or

               (B) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections.

               (C) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by paragraph (a) of section
          725.

Section 724. Indemnification of directors and officers by a court.

     (a) Notwithstanding the failure of a corporation to provide indemnification, and despite and contrary resolution of the board or of the shareholders in the specific case under section 723 (Payment of indemnification other than by court award), indemnification shall be awarded by a court to the extent authorized under section for indemnification of directors and officers),
722 (Authorization for indemnification of directors and officers) and paragraph
(a) of section 723. Application therefor may be made, in every case, either:

          (1) In the civil action or proceeding in which the expenses were incurred or other amounts were paid, or

          (2) To the supreme court in a separate proceeding, in which case the application shall set forth the disposition of any previous application made to any court for the same or similar relief and also reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were incurred or other amounts were paid.

     (b) The application shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of a court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

     (c) Where indemnification is sought by judicial action, the court may allow a person such reasonable expenses, including attorneys' fees, during the pendency of the litigation as are necessary in connection with his defense therein, if the court shall find that the defendant has by his pleadings or during the course of the litigation raised genuine issues of fact or law.

Section 725. Other provisions affecting indemnification of directors and officers.

     (a) All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the corporation under paragraph (c) of section
723 (Payment of indemnification other than by court award) or allowed by a court under paragraph (c) of section 724 (Indemnification of directors and officers by a court) shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this article, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled.

     (b) No indemnification, advancement or allowance shall be made under this article in any circumstance where it appears:

          (1) That the indemnification would be inconsistent with the law of the jurisdiction of incorporation of a foreign corporation which prohibits or otherwise limits such indemnification;

          (2) That the indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law, a resolution of the board or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

          (3) If there has been a settlement approved by the court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

     (c) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

     (d) If any action with respect to indemnification of directors and officers is taken by way of amendment of the by-laws, resolution of directors, or by agreement, then the corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action, and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

     (e) Any notification required to be made pursuant to the foregoing paragraph (c) or (d) of this section by any domestic mutual insurer shall be satisfied by compliance with the corresponding provisions of section one thousand two hundred sixteen of the insurance law.

     (f) The provisions of this article relating to indemnification of directors and officers and insurance therefor shall apply to domestic corporations and foreign corporations doing business in this state, except as provided in section
1320 (Exemption from certain provisions).

Section 726. Insurance for indemnification of directors and officers.

     (a) Subject to paragraph (b), a corporation shall have power to purchase and maintain insurance:

          (1) To indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this article, and

          (2) To indemnify directors and officers in instances in which they may be indemnified by the corporation under the provisions of this article, and

          (3) To indemnify directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of this article provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

     (b) No insurance under paragraph (a) may provide for any payment, other than cost of defense, to or on behalf of any director or officer:

          (1) if a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

          (2) in relation to any risk the insurance of which is prohibited under the insurance law of this state.

     (c) Insurance under any or all subparagraphs of paragraph (a) may be included in a single contract or supplement thereto. Retrospective rated contracts are prohibited.

     (d) The corporation shall, within the time and to the persons provided in paragraph (c) of section 725 (Other provisions affecting indemnification of directors or officers), mail a statement in respect of any insurance it has purchased or renewed under this section, specifying the insurance carrier, date of the contract, cost of the insurance, corporate positions insured, and a statement explaining all sums, not previously reported in a statement to shareholders, paid under any indemnification insurance contract.

     (e) This section is the public policy of this state to spread the risk of corporate management, notwithstanding any other general or special law of this state or of any other jurisdiction including the federal government.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Cellcom Tech pursuant to the foregoing provisions or otherwise, Cellcom Tech is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses, all of which are estimated other than the SEC registration fee, other than underwriting discounts and commissions, to be incurred in connection with the distribution of the securities registered under this registration statement.

                                                                   AMOUNT
                                                                 TO BE PAID
                                                                ------------

SEC registration fee                                             $  1,140.00

Legal fees and expenses                                          $ 70,000.00
Blue Sky fees and expenses                                       $ 14,000.00
Accounting fees and expenses                                     $ 25,000.00
Transfer agent fees                                              $  2,500.00
Escrow agent fees                                                $  2,500.00

Printing expenses                                                $  9,860.00

                                                                 -----------
Total                                                            $125,000.00

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

On March 5, 2001, we sold 4,200,000 shares of restricted common stock to Hay
Abeckaser, our President and Chairman of the Board, for $19,320, in a
transaction deemed to be exempt under Section 4(2) of the Securities Act. As an officer and director of Cellcom Tech, he had access to all material information about Cellcom Tech, as would normally be provided in a registration statement.
He represented to us that he was purchasing the shares for his own account with the intention of holding the shares for investment purposes and not with a view towards distribution. As an officer and director of Cellcom Tech, he is deemed to be an accredited investor as defined in S.E.C. Rule 501(a) of the Act. He represented to Cellcom Tech that he had such knowledge and experience in financial and business matters to make an informed investment decision, that his investment represented substantially less than ten percent of his net worth, and that he can bear the economic risk of loss of his investment. We made a determination that he was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 5, 2001, we sold 500,000 shares of restricted common stock to Albert
Ash, our Chief Executive Officer and Director, for $2,300, in a transaction deemed to be exempt under Section 4(2) of the Securities Act. As an officer and director of Cellcom Tech, he had access to all material information about
Cellcom Tech, as would normally be provided in a registration statement. He represented to us that he was purchasing the shares for his own account with the intention of holding the shares for investment purposes and not with a view towards distribution. As an officer and director of Cellcom Tech, he is deemed to be an accredited investor as defined in S.E.C. Rule 501(a) of the Act. He represented to Cellcom Tech that he had such knowledge and experience in financial and business matters to make an informed investment decision, that his investment represented substantially less than ten percent of his net worth, and that he can bear the economic risk of loss of his investment. We made a determination that he was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 5, 2001, we sold 100,000 shares of restricted common stock to Yossi
Kisus in consideration of loans outstanding totaling $460, in a transaction deemed to be exempt under Section 4(2) of the Securities Act. We did not engage in general solicitation and advertising in connection with the transaction. He had a personal relationship with the President of Cellcom Tech that existed prior to the transaction. He was given the opportunity to meet and speak with representatives of Cellcom Tech, ask questions and receive such information as he might desire, and we responded to any questions and requests for documents. We provided him access to all material information about Cellcom
Tech, as would normally be provided in a registration statement. He represented to us that he was purchasing the shares for his own account with the intention of holding the shares for investment purposes and not with a view towards distribution. He represented to us that he relied upon an independent investigation made by him of Cellcom Tech. He represented to us that he was an accredited investor as defined in S.E.C. Rule 501(a) of the Act, and has such knowledge and experience in financial and business matters to make an informed investment decision based upon the information furnished to him and that he can bear the economic risk of loss of its entire investment. He further represented that if he was not an accredited investor that he is a sophisticated investor, possessing such knowledge and experience in financial and business matters to make an informed investment decision, that his investment represented substantially less than ten percent of his net worth, and that he can bear the economic risk of loss of his investment. We made a determination that he was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 5, 2001, we sold 100,000 shares of restricted common stock to Elan
Peleg for $460, in a transaction deemed to be exempt under Section 4(2) of the
Securities Act. We did not engage in general solicitation and advertising in connection with the transaction. He had a personal relationship with the
President of Cellcom Tech that existed prior to the transaction. He was given the opportunity to meet and speak with representatives of Cellcom Tech, ask questions and receive such information as he might desire, and we responded to any questions and requests for documents. We provided him access to all material information about Cellcom Tech, as would normally be provided in a registration statement. He represented to us that he was purchasing the shares for his own account with the intention of holding the shares for investment purposes and not with a view towards distribution. He represented to us that he relied upon an independent investigation made by him of Cellcom Tech. He represented to us that he was an accredited investor as defined in S.E.C. Rule
501(a) of the Act, and has such knowledge and experience in financial and business matters to make an informed investment decision based upon the information furnished to him and that he can bear the economic risk of loss of its entire investment. He further represented that if he was not an accredited investor that he is a sophisticated investor, possessing such knowledge and experience in financial and business matters to make an informed investment decision, that his investment represented substantially less than ten percent of his net worth, and that he can bear the economic risk of loss of his investment.
We made a determination that he was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 5, 2001, we sold 25,000 shares of restricted common stock to Danny Hode for $115, in a transaction deemed to be exempt under Section 4(2) of the
Securities Act. We did not engage in general solicitation and advertising in connection with the transaction. He had a personal relationship with the
President of Cellcom Tech that existed prior to the transaction. He was given the opportunity to meet and speak with representatives of Cellcom Tech, ask questions and receive such information as he might desire, and we responded to any questions and requests for documents. We provided him access to all material information about Cellcom Tech, as would normally be provided in a registration statement. He represented to us that he was purchasing the shares for his own account with the intention of holding the shares for investment purposes and not with a view towards distribution. He represented to us that he relied upon an independent investigation made by him of Cellcom Tech. He represented to us that he was an accredited investor as defined in S.E.C. Rule
501(a) of the Act, and has such knowledge and experience in financial and business matters to make an informed investment decision based upon the information furnished to him and that he can bear the economic risk of loss of its entire investment. He further represented that if he was not an accredited investor that he is a sophisticated investor, possessing such knowledge and experience in financial and business matters to make an informed investment decision, that his investment represented substantially less than ten percent of his net worth, and that he can bear the economic risk of loss of his investment.
We made a determination that he was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 5, 2001, we sold 25,000 shares of restricted common stock to Rafi Cohen for $115, in a transaction deemed to be exempt under Section 4(2) of the
Securities Act. We did not engage in general solicitation and advertising in connection with the transaction. He had a personal relationship with the
President of Cellcom Tech that existed prior to the transaction. He was given the opportunity to meet and speak with representatives of Cellcom Tech, ask questions and receive such information as he might desire, and we responded to any questions and requests for documents. We provided him access to all material information about Cellcom Tech, as would normally be provided in a registration statement. He represented to us that he was purchasing the shares for his own account with the intention of holding the shares for investment purposes and not with a view towards distribution. He represented to us that he relied upon an independent investigation made by him of Cellcom Tech. He represented to us that he was an accredited investor as defined in S.E.C. Rule
501(a) of the Act, and has such knowledge and experience in financial and business matters to make an informed investment decision based upon the information furnished to him and that he can bear the economic risk of loss of its entire investment. He further represented that if he was not an accredited investor that he is a sophisticated investor, possessing such knowledge and experience in financial and business matters to make an informed investment decision, that his investment represented substantially less than ten percent of his net worth, and that he can bear the economic risk of loss of his investment.
We made a determination that he was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 5, 2001, we sold 25,000 shares of restricted common stock to Danny Ory for $115, in a transaction deemed to be exempt under Section 4(2) of the
Securities Act. Ory has the right to have the number of shares he purchased adjusted upward such that he can acquire additional shares of Cellcom Tech if certain share price levels for the common stock are not achieved within a two year period commencing on the first day that a public securities market for our common stock exists. If during such two year period, the sale price per share of our common stock in the public securities market does not equal or exceed $10 per share at any time on at least five business days during such two year period, when his 25,000 shares are eligible for sale, then Ory may exercise his right to acquire additional shares for up to a period of thirty days after the end of such two years. Ory may elect to receive additional shares so that he will own, after giving effect to the number of shares acquired upon the exercise of the right, shares with a market value of $250,000, but not more than 50,000 shares in the aggregate. For example, if the market value per share achieved is
$8.00 at any time during such two year period, then at the time the right is exercised, Ory's shares using the $8.00 price shall be valued at $200,000, and
Ory shall be entitled to receive an additional 6,250 shares, such that he would own an aggregate of 31,250 shares valued at an aggregate of $250,000 using the
$8.00 price. If the $10 price threshold is reached at any time during the two year period on at least five business days when Ory's 25,000 shares are eligible for sale in the public securities market, then the right to acquire additional shares shall automatically and immediately terminate as of the next business day. While we are not obligated to create a public market for our common stock, if a public market does not exist before March 6, 2003, we would be obligated to issue a maximum of 25,000 additional shares to Ory. We did not engage in general solicitation and advertising in connection with the transaction. He had a personal relationship with the President of Cellcom Tech that existed prior to the transaction. He was given the opportunity to meet and speak with representatives of Cellcom Tech, ask questions and receive such information as he might desire, and we responded to any questions and requests for documents. We provided him access to all material information about Cellcom
Tech, as would normally be provided in a registration statement. He represented to us that he was purchasing the shares for his own account with the intention of holding the shares for investment purposes and not with a view towards distribution. He represented to us that he relied upon an independent investigation made by him of Cellcom Tech. He represented to us that he was an accredited investor as defined in S.E.C. Rule 501(a) of the Act, and has such knowledge and experience in financial and business matters to make an informed investment decision based upon the information furnished to him and that he can bear the economic risk of loss of its entire investment. He further represented that if he was not an accredited investor that he is a sophisticated investor, possessing such knowledge and experience in financial and business matters to make an informed investment decision, that his investment represented substantially less than ten percent of his net worth, and that he can bear the economic risk of loss of his investment. We made a determination that Ory was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 5, 2001, we sold 50,000 shares of restricted common stock to Best
Telecommunications & Technology, Inc. for $115, in a transaction deemed to be exempt under Section 4(2) of the Securities Act. Best Telecommunications has the
right to have the number of shares it purchased adjusted upward such that it can acquire additional shares of Cellcom Tech if certain share price levels for the common stock are not achieved within a two year period commencing on the first day that a public securities market for our common stock exists. If during such two year period, the sale price per share of our common stock in the public securities market does not equal or exceed $5 per share at any time on at least five business days during such two year period, when its 50,000 shares are eligible for sale, then Best Telecommunications may exercise its right to acquire additional shares for up to a period of thirty days after the end of such two years. Best Telecommunications may elect to receive additional shares so that it will own, after giving effect to the number of shares acquired upon the exercise of the right, shares with a market value of $250,000, but not more than 100,000 shares in the aggregate. For example, if the market value per share is $4.00 at the time the right is exercised, so that Best Telecommunications's shares are valued at $200,000, then Best Telecommunications shall be entitled to receive an additional 12,500 shares, such that it would own an aggregate of
62,500 shares valued at an aggregate of $250,000. If the $5 price threshold is reached at any time during the two year period on at least five business days when Best Telecommunications's 50,000 shares are eligible for sale in the public securities market, then the right to acquire additional shares shall automatically and immediately terminate as of the next business day. While we are not obligated to create a public market for our common stock, if a public market does not exist before March 6, 2003, we would be obligated to issue a maximum of 50,000 additional shares to Best Telecommunications. We did not engage in general solicitation and advertising in connection with the transaction. The owner of Best Telecommunications had a preexisting personal relationship with the President of Cellcom Tech at the time of the transaction.
Best Telecommunications was given the opportunity to meet and speak with representatives of Cellcom Tech, ask questions and receive such information as it might desire, and we responded to any questions and requests for documents. We provided Best Telecommunications access to all material information about Cellcom Tech, as would normally be provided in a registration statement. Best Telecommunications represented to us that it was purchasing the shares for its own account with the intention of holding the shares for investment purposes and not with a view towards distribution. Best
Telecommunications represented to us that it relied upon an independent investigation made by him of Cellcom Tech. Best Telecommunications represented to us that it was an accredited investor as defined in S.E.C. Rule 501(a) of the
Act, and has such knowledge and experience in financial and business matters to make an informed investment decision based upon the information furnished to him and that he can bear the economic risk of loss of its entire investment. Best
Telecommunications further represented that if it was not an accredited investor that it is a sophisticated investor, possessing such knowledge and experience in financial and business matters to make an informed investment decision, that its investment represented substantially less than ten percent of his net worth, and that it can bear the economic risk of loss of his investment. We made a determination that Best Telecommunications was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On March 5, 2001, we entered into an agreement, as amended March 6, 2001, with the Law Offices of Dan Brecher whereby we sold to Brecher 160,500 shares of restricted common stock for $300, in a transaction deemed to be exempt under
Section 4(2) of the Securities Act. We did not engage in general solicitation and advertising in connection with the transaction. As counsel to Cellcom Tech,
Brecher had a preexisting business relationship with Cellcom Tech and with the
President of Cellcom Tech at the time of the transaction. As counsel to Cellcom
Tech, Brecher had access to the same kind of information as would be included in a registration statement. We made a determination that he was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On April 6, 2001, we sold 5,000 shares of restricted common stock to Danny Hode for $23, in a transaction deemed to be exempt under Section 4(2) of the
Securities Act. We did not engage in general solicitation and advertising in connection with the transaction. Hode was a preexisting shareholder of Cellcom
Tech at the time of this transaction who requested an opportunity to acquire additional shares. He was given the opportunity to meet and speak with representatives of Cellcom Tech, ask questions and receive such information as he might desire, and we responded to any questions and requests for documents. We provided him access to all material information about Cellcom
Tech, as would normally be provided in a registration statement. He represented to us that he was purchasing the shares for his own account with the intention of holding the shares for investment purposes and not with a view towards distribution. He represented to us that he relied upon an independent investigation made by him of Cellcom Tech. He represented to us that he was an accredited investor as defined in S.E.C. Rule 501(a) of the Act, and has such knowledge and experience in financial and business matters to make an informed investment decision based upon the information furnished to him and that he can bear the economic risk of loss of its entire investment. He further represented that if he was not an accredited investor that he is a sophisticated investor, possessing such knowledge and experience in financial and business matters to make an informed investment decision, that his investment represented substantially less than ten percent of his net worth, and that he can bear the economic risk of loss of his investment. We made a determination that he was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

On November 14, 2001, we issued 50,000 shares of our restricted and unregistered common stock pursuant to a license agreement with Kelysoft, Ltd. in a transaction deemed to be exempt under Section 4(2) of the Securities Act. We agreed to use reasonable efforts to file, within a period of one year from the date of the license, a registration statement for the resale of the shares. We did not engage in general solicitation and advertising in connection with the transaction. Kelysoft was given the opportunity to meet and speak with representatives of Cellcom Tech, ask questions and receive such information as it might desire, and we responded to any questions and requests for documents.
We provided it access to all material information about Cellcom Tech, as would normally be provided in a registration statement. Kelysoft represented to us that it was acquiring the shares for its own account with the intention of holding the shares for investment purposes and not with a view towards distribution. Kelysoft represented to us that it relied upon an independent investigation made by it of Cellcom Tech. Kelysoft represented to us that it was an accredited investor as defined in S.E.C. Rule 501(a) of the Act, and has such knowledge and experience in financial and business matters to make an informed investment decision based upon the information furnished to it and that it can bear the economic risk of loss of its entire investment. We made a determination that Kelysoft was a sophisticated investor with enough knowledge and experience in business to evaluate the risks and merits of the investment.

ITEM 27.  EXHIBITS

The following exhibits either are filed herewith or incorporated by reference to documents previously filed or will be filed by amendment, as indicated below:

Exhibit Number          Description
--------------          -----------

3(i)(1)*                Certificate of Incorporation of Cellcom Tech, Inc.
3(ii)*                  By-Laws of Cellcom Tech, Inc.

4                       Form of Warrant Agreement

5                       Opinion of Law Offices of Dan Brecher as to validity
                        of securities being offered.
10.1*                   Product and Technology License between Hay Abeckaser
                        and Cellcom Tech, Inc.
10.2*                   License Agreement with Kelysoft Ltd.
10.3*                   Agreement with XO Communications
10.4*                   Form of AT&T National Resale Application
10.5*                   Form of AT&T Reseller Agreement

10.6                    Distributorship Agreement with Prepaid Plus LLC

11                      Statement Concerning Computation of Per Share Earnings
                        is hereby incorporated by reference to "Financial
                        Statements" of Part F/S, contained in this Form 10-SB.
23.1                    Consent of Freeman and Davis LLP
23.2                    Consent of Law Offices of Dan Brecher (filed as
                        Exhibit 5 herein)

*  Previously filed with this registration statement.

ITEM 28.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the
     Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities
Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 1, 2002.

Dated: February 1, 2002

                         Cellcom Tech, Inc.

                         By:   /s/ Hay Abeckaser
                               -----------------
                               Hay Abeckaser, Chairman of the Board, President,
                               Treasurer, Principal Financial Officer and
                               Principal Accounting Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signatures          Title                                          Date
----------          -----                                          ----

/s/ Albert Ash      Chief Executive Officer and Director           February 1, 2002
--------------
Albert Ash

/s/ Hay Abeckaser   Chairman of the Board, President, Treasurer,   February 1, 2002
-----------------
Hay Abeckaser       Principal Financial Officer and Principal
                    Accounting Officer